Exhibit 10.32
EXECUTION VERSION

IFC INVESTMENT NUMBER 37402

Policy Agreement

By and Among

     NET 1 UEPS TECHNOLOGIES, INC.

and

EACH OF THE INVESTORS SIGNATORY HERETO

Dated April 11, 2016

MISCELLANEOUS		31
SECTION 7.01.	NOTICES	31
SECTION 7.02.	SAVING OF RIGHTS	32
SECTION 7.03.	ENGLISH LANGUAGE	32
SECTION 7.04.	APPLICABLE LAW AND JURISDICTION	32
SECTION 7.05.	IMMUNITY	34
SECTION 7.06.	ANNOUNCEMENTS / CONFIDENTIALITY	34
SECTION 7.07.	SUCCESSORS AND ASSIGNS	35
SECTION 7.08.	AMENDMENTS, WAIVERS AND CONSENTS	35
SECTION 7.09.	COUNTERPARTS	35
SECTION 7.10.	COSTS, EXPENSES AND THIRD PARTY CLAIMS	35
SECTION 7.11.	ENTIRE AGREEMENT	35
SECTION 7.12.	INVALID PROVISIONS	35
ANNEX A		38
ANTI-CORRUPTION GUIDELINES FOR IFC TRANSACTIONS		38
ANNEX B		41
ANNUAL MONITORING REPORT		41
ANNEX C		50
MINIMUM INSURANCE REQUIREMENTS		50
ANNEX D		51
LIST OF DEVELOPING OR EMERGING MARKET COUNTRIES
IN WHICH THE PROCEEDS MUST BE USED		51
SCHEDULE 1		53
FORM OF LETTER TO COMPANY’S AUDITORS		53
SCHEDULE 2		55
ACTION PLAN		55
SCHEDULE 3		56
FORM OF PUT NOTICE		56

POLICY AGREEMENT

POLICY AGREEMENT (this “Agreement”), dated April 11, 2016, between:

(1)     NET 1 UEPS TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Florida (the “Company”);

(2)     INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries including the United States of America and South Africa (“IFC”); and

(3)     IFC African, Latin American and Caribbean Fund, LP, a limited partnership formed under the laws of the United Kingdom (“ALAC”);

(4)     IFC Financial Institutions Growth Fund, LP, a limited partnership formed under the laws of the United Kingdom (“FIG”); and

(5)     Africa Capitalization Fund, Ltd., a Mauritius limited company (“AFCAP” and together with IFC, ALAC and FIG, the “Investors”).

RECITALS

(A)     Pursuant to a Subscription Agreement, dated April 11, 2016 (the “Subscription Agreement”) by and among the Investors and the Company, each Investor has severally agreed to purchase from the Company the number of fully paid and non-assessable shares of Common Stock in the Company set forth opposite its name in the Subscription Agreement on the terms and conditions of the Subscription Agreement;

(B)     The Investors have adopted certain operational policy requirements for their transactions and the Investors require adherence by the Company to these specific requirements and provisions as provided for in this Agreement as a condition of the Investors Subscription; and

(C)     Accordingly, as a condition of the Investors’ obligations under the Subscription Agreement, the Company and the Investors have agreed to enter into this Agreement.

ARTICLE I
Definitions and Interpretation

Section 1.01. Definitions. Wherever used in this Agreement, the following terms have the following meanings:

“Accounting Standards” means accounting principles generally accepted in the United States, applied on a consistent basis;

“Action Plan” means the plan attached as Schedule 2 (Action Plan) setting out the specific social and environmental measures to be undertaken by the Company;

“Advisory Committee” has the meaning set forth in Section 2.04 (Advisory Committee);

“AFCAP” has the meaning set forth in the preamble;

“Affiliate” means, with respect to any Person, any Person directly or indirectly Controlling, Controlled by or under common Control with, that Person;

“ALAC” has the meaning set forth in the preamble;

“AML/CFT” means anti-money laundering and combating the financing of terrorism;

“AML/CFT Officer” means a senior officer of the Company whose duties include oversight or supervision of the implementation and operation of, and compliance with, the Company’s AML/CFT policies, procedures and controls;

“Annual Monitoring Report” means the annual monitoring report, in form and substance satisfactory to each Investor, setting out the specific social, environmental and developmental impact information to be provided by the Company, substantially in the form of Annex B hereto, as the same may be amended or supplemented from time to time with the Investor’s consent;

“Applicable Law” means all applicable statutes, laws, ordinances, rules and regulations, including but not limited to, any license, permit or other governmental Authorization, in each case as in effect from time to time;

“Applicable S&E Law” means all applicable statutes, laws, ordinances, rules and regulations of each country in which the Company or any Subsidiary does business, including, without limitation, all Authorizations setting standards concerning environmental, social, labor, health and safety or security risks of the type contemplated by the Performance Standards or imposing liability for the breach thereof;

“Auditors” means the independent registered public accounting firm of the Company;

“Authority” means any national, supranational, regional or local government or governmental, statutory, regulatory, administrative, fiscal, judicial, or government-owned body, department, commission, authority, tribunal, agency or entity, or central bank (or any Person whether or not government owned and howsoever constituted or called, that exercises the functions of a central bank);

“Authorization” means any consent, registration, filing, agreement, notarization, certificate, license, approval, permit, authority or exemption from, by or with any Authority, whether given by express action or deemed given by failure to act within any specified time period and all corporate, creditors’ and stockholders’ approvals or consents;

“Authorized Representative” means any individual who is duly authorized by the Company to act on its behalf and whose name and a specimen of whose signature appear on the Certificate of Incumbency and Authority most recently delivered by the Company to each Investor;

“Board of Directors” or “Board” means the board of directors of the Company nominated and elected from time to time in accordance with Section 2.01 (Investors’ Board Rights);

“Bona Fide Offer” means a bona fide offer to acquire all the outstanding Common Stock of the Company;

“Business Day” means a day when banks are open for business in New York, New York and Johannesburg, South Africa;

“CAO” means the Compliance Advisor Ombudsman, the independent accountability mechanism for the Investors that impartially responds to environmental and social concerns of affected communities and aims to enhance outcomes;

“CAO’s Role” means the role of the CAO which is:

(a)     to respond to complaints by Persons who have been or are likely to be directly affected by the social or environmental impacts of IFC projects; and

(b)     to oversee audits of IFC’s social and environmental performance, particularly in relation to sensitive projects, and to ensure compliance with IFC’s social and environmental policies, guidelines, procedures and systems;

“Certificate of Incumbency and Authority” means a certificate provided to each Investor by the Company substantially in the form set forth in Schedule 5 (Form of Certificate of Incumbency and Authority) to the Subscription Agreement;

“Chairman” means the chairman of the Board of Directors elected or appointed from time to time;

“Charter” means the Amended and Restated Articles of Incorporation and Amended and Restated By-Laws of the Company or, as applicable, the organizational documents of any Subsidiary;

“Coercive Practice” has the meaning set forth in Annex A (Anti-Corruption Guidelines for IFC Transactions);

“Collusive Practice” has the meaning set forth in Annex A (Anti-Corruption Guidelines for IFC Transactions);

“Common Stock” means the common stock, par value $0.001 per share, of the Company; “Company” has the meaning set forth in the preamble;

“Company Operations” means all of the existing and future financing operations of the Company and its Subsidiaries;

“Company’s Knowledge” means the knowledge of the Company’s executive officers after making due inquiry of the individuals within the Company’s and its Subsidiaries’ having responsibility for the matter in question;

“Confidential Information” means any written information, which is clearly marked “confidential”, concerning the businesses and affairs of the Company or any of its Subsidiaries that the Company has provided or shall in the future provide to the Investors, but excluding information that: (i) is or becomes available to the public from a source other than any Investor; (ii) was available to an Investor prior to its disclosure to the Investors by the Company; (iii) was or is developed by an Investor independently of, and without reference to any other information within the scope of this definition; (iv) is required to be disclosed by action of any court, tribunal or regulatory authority or by any requirement of law, legal process, regulation, or governmental order, decree or rule, or is necessary or desirable for the Investors to disclose in connection with any proceeding in any court or tribunal or before any regulatory authority in order to preserve its rights; (v) the Company agrees may be disclosed; (vi) is or becomes available to any Investor from sources which to such Investor’s knowledge are under no obligation of confidentiality to the Company; or (vii) is or becomes stale and out-of-date or no longer material to the Company and its Subsidiaries, provided that in the case of Intellectual Property, such Intellectual Property shall not cease to be Confidential Information pursuant to this sub-clause (vii) without the prior consent of the Company (not to be unreasonably withheld);

“Control” means the power to direct the management or policies of a Person, directly or indirectly, whether through the ownership of shares or other securities, by contract or otherwise; provided that, in any event, the direct or indirect ownership of twenty percent (20%) or more of the voting share capital of a Person is deemed to constitute Control of that Person, and “Controlling” and “Controlled” have corresponding meanings;

“Controlling Person” has the meaning set forth in Section 3.07(b)(xvii) (Registration Rights);

“Corrupt Practice” has the meaning set forth in Annex A (Anti-Corruption Guidelines for IFC Transactions);

“Director” means an individual who is a member of the Board of the Company;

“Dollars” or “$” means the lawful currency of the United States of America;

“Equity Securities” means the Company’s Common Stock, preferred stock, bonds, loans, warrants, rights, options or other similar instruments or securities which are convertible into or exercisable or exchangeable for, or which carry a right to subscribe for or purchase shares of Common Stock or any instrument or certificate representing a beneficial ownership interest in the Common Stock, including global depositary receipts and American depository receipts and any other security issued by the Company, even if not convertible into Common Stock, that derives its value and/or return based on the financial performance of the Company or its Common Stock;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

“Financial Year” means the accounting year of the Company commencing each year on July 1 and ending on the following June 30, or such other period as the Company, upon thirty (30) days’ prior written notice to each Investor, from time to time designates as its accounting year;

“Fraudulent Practice” has the meaning set forth in Annex A (Anti-Corruption Guidelines for IFC Transactions);

“General Meeting” means either a special meeting of the Company’s shareholders or the annual meeting of the Company’s shareholders;

“IFC” has the meaning set forth in the preamble;

“Indemnitee” shall mean each Investor and its officers, directors, employees, agents, representatives and Affiliates;

“Intellectual Property” means any or all of the following and all rights in, arising out of, or associated with any or all of the following:

(a)     all U.S., foreign and international patents and patent rights (including all patents, patent applications, provisional patent applications, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof, and all invention registrations and invention disclosures);

(b)     all trademarks and trademark rights, service marks and service mark rights, trade names and trade name rights, service names and service name rights (including all goodwill, common law rights and governmental or other registrations or applications for registration pertaining thereto), designs, trade dress, brand names, business and product names, internet domain names, logos and slogans;

(c)     all copyrights and copyright rights (including all common law rights, and governmental or other registrations or applications for registration pertaining thereto, and renewal rights therefor);

(d)     all sui generis database rights, ideas, inventions (whether patentable or not), invention disclosures, improvements, technology know-how, show-how, trade secrets, formulas, systems, processes, designs, methodologies, industrial models, works of authorship, databases, content, graphics, technical drawings, statistical models, algorithms, modules, computer programs, technical documentation, business methods, work product, intellectual and industrial property licenses, proprietary information and documentation relating to any of the foregoing;

(e)     all mask works, mask work registrations and applications therefor;

(f)     all industrial designs and any registrations and applications therefor throughout the world;

(g)     all computer software including all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; and

(h)     all similar, corresponding or equivalent rights to any of the foregoing;

“Investor Shares” means the Equity Securities of the Company purchased by the Investors pursuant to the Subscription Agreement and/or otherwise held by the Investors from time to time, including without limitation Equity Securities purchased pursuant to Section 3.06 (Preemptive Rights), and any Equity Securities issued by way of stock split or stock dividend on such Investor Shares;

“Investors” has the meaning set forth in the preamble;

“Investors Subscription” means the subscription for Equity Securities of the Company by the Investors as provided for in Article II of the Subscription Agreement;

“Investors’ Nominee Director” has the meaning set forth in Section 2.01(a) (Investors’ Board Rights);

“Investors’ Observer” has the meaning set forth in Section 2.01(c) (Investors’ Board Rights);

“Material Adverse Effect” means a material adverse effect on:

(a)     the Company’s and its Subsidiaries’ assets or properties, taken as a whole;

(b)     the Company’s and its Subsidiaries’ business prospects or financial condition, taken as a whole;

(c)     the ability of the Company’s and its Subsidiaries’ businesses or operations, taken as a whole, to continue as a going concern; or

(d)     the ability of the Company to (i) comply with its obligations under this Agreement, the Subscription Agreement or its Charter and (ii) ensure that each of its Subsidiaries complies with its obligations under this Agreement or its organizational documents;

“Nasdaq” means The Nasdaq Global Select Market;

“New Securities” has the meaning set forth in Section 3.06(f) (Preemptive Rights);

“Obstructive Practice” has the meaning set forth in Annex A (Anti-Corruption Guidelines for IFC Transactions);

“Performance Standards” means IFC’s Performance Standards on Social & Environmental Sustainability, dated January 1, 2012, copies of which are available publicly on the IFC website at http://www.ifc.org/wps/wcm/connect/Topics_Ext_Content/IFC_External_Corporate_Site/IFC+Sustainability/Su stainability+Framework/Sustainability+Framework+-+2012/#PerformanceStandards;

“Person” means any individual, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated organization, Authority or any other entity whether acting in an individual, fiduciary or other capacity;

“Plan Put Trigger Event” means the rejection by the Board of Directors of the Company of a Bona Fide Offer at a time when the Company has in place, or in response to such Bona Fide Offer the Company implements, a shareholder rights plan or similar plan that has the effect of precluding a hostile offer for the Company as a result of the triggering of rights to purchase additional shares of Common Stock or stock of the potential acquirer at a discount if an acquiring person has beneficial ownership of Common Stock representing more than a specified percentage of the Common Stock (such plan a “Shareholder Rights Plan”);

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement, including any Shelf Supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses;

“Put Notice” means a notice delivered by an Investor to the Company pursuant to Section 4.01(b) (The Put Option) substantially in the form of Schedule 3;

“Put Option” has the meaning set forth in Section 4.01(a) (The Put Option);

“Put Price” means the amount obtained by multiplying the Put Price Per Share by the number of Put Shares specified in the relevant Put Notice (with any Equity Securities other than Common Stock treated as if converted into or exercised or exchanged for Common Stock of the Company at the date of the Put Notice);

“Put Price Per Share” means:

(a)

in the case of a Put Trigger Event and a Threshold Put Trigger Event, the higher of (i) (x) in respect of Put Shares purchased pursuant to the Subscription Agreement the price per Investor Share paid by the Investors pursuant to the Subscription Agreement and (y) in respect of Put Shares purchased pursuant to Section 3.06 (Preemptive Rights) the price per Investor Share paid by the Investors in such transaction and (ii) the volume weighted average price per share, as reported by Bloomberg, prevailing for the sixty (60) Nasdaq trading days preceding the Put Trigger Event or Threshold Put Trigger Event, as applicable; and

(b)	in the case of a Plan Put Trigger Event, the highest price offered in any Bona Fide Offer;

“Put Shares” means the Investor Shares owned by any Investor exercising its Put Option that were purchased by such Investor pursuant to the Subscription Agreement or Section 3.06 (Preemptive Rights) of this Agreement, and any Equity Securities issued by way of stock split or stock dividend on such Investor Shares;

“Put Trigger Event” means (1) the formal filing by a governmental Authority of a complaint or instituting an action that specifically alleges, or a court of competent jurisdiction enters a judgment (whether or not the action giving rise to such judgment is brought by a governmental Authority) finding that, the Company or any of its Subsidiaries (i) engaged in or authorized or permitted any Affiliate or any other Person acting on its or their behalf to engage in any Sanctionable Practice with respect to the Company or any of its Subsidiaries; (ii) entered into any transaction or engaged in activity prohibited under Section 3.03(d) or (iii) failed to comply with Section 3.03(f); or (2) an indictment of the Company or any of its Subsidiaries issued under the laws of the United States charging the Company or any of its Subsidiaries with the conduct described in clauses (1)(i), (ii) or (iii) above, regardless of whether such conduct occurred prior to or after the date hereof;

“Registrable Securities” means (a) the Investor Shares and (b) any shares of Common Stock issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Common Stock (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) the SEC has declared a Registration Statement covering such securities effective and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 are met, (iii) such securities become eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1), as set forth in a written opinion letter to such effect, addressed, delivered and reasonably acceptable to the applicable transfer agent and the holders of such securities, (iv) such securities are otherwise transferred, or (v) such securities have ceased to be outstanding;

“Registration Statement” means any registration statement of the Company, including the Prospectus, amendments and supplements (including Shelf Supplements) to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement;

“Related Party” means any Person: (a) that holds a material interest in the Company or any Subsidiary; (b) in which the Company or any Subsidiary holds a material interest; (c) that is otherwise an Affiliate of the Company; (d) who serves (or has within the past twelve (12) months served) as a director, officer or employee of the Company; or (e) who is a member of the family of any individual included in any of the foregoing. For the purpose of this definition, “material interest” shall mean a direct or indirect ownership of shares representing at least twenty percent (20%) of the outstanding voting power or equity of the Company or any Subsidiary;

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto;

“S&E Management System” means the Company’s social and environmental management system, as implemented or in effect from time to time, enabling it to identify, assess and manage the social and environmental risks in respect of the Company Operations on an ongoing basis in accordance with the S&E Requirements;

“S&E Officer” means a senior officer of the Company to be responsible for administration and oversight of the S&E Management System, initially appointed in accordance with the Action Plan;

“S&E Requirements” means the social and environmental obligations to be undertaken by the Company and its Subsidiaries to ensure compliance with: (a) Applicable S&E Laws and (b) the Performance Standards;

“Sanctionable Practice” means any Corrupt Practice, Fraudulent Practice, Coercive Practice, Collusive Practice, or Obstructive Practice, as those terms are defined herein and interpreted in accordance with the Anti-Corruption Guidelines attached to this Agreement as Annex A (Anti-Corruption Guidelines for IFC Transactions);

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the reasonable fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 3.09(c);

“Settlement Completion” has the meaning set forth in Section 4.01(c)(ii) (The Put Option);

“Settlement Date” means the date for settlement of the purchase of the relevant Put Shares by the Company, as such date is specified by an Investor in the Put Notice, which shall be not less than ten (10) days nor more than sixty (60) days after the date of the Put Notice and shall be a Business Day;

“Shelf Registration” has the meaning set forth in Section 3.07(a)(i) (Registration Rights);

“Shareholder Rights Plan” has the meaning set forth in the definition of Plan Put Trigger Event;

“Shelf Registration Statement” has the meaning set forth in Section 3.07(a)(i) (Registration Rights);

“Shelf Supplement” has the meaning set forth in Section 3.07(a)(ii) (Registration Rights);

“Shelf Takedown” has the meaning set forth in Section 3.07(a)(ii) (Registration Rights);

“Shell Bank” means a bank incorporated in a jurisdiction in which it has no physical presence and which is not an Affiliate of a regulated bank or a regulated financial group;

“Subscription Agreement” has the meaning set forth in the Recitals;

“Subsidiary” means with respect to the Company, an Affiliate over fifty per cent (50%) of whose capital is owned, directly or indirectly, by the Company;

“Threshold Put Trigger Event” means the adoption of a Shareholder Rights Plan at a time when there is no Bona Fide Offer currently pending and where the beneficial ownership threshold that would “trigger” the separation of the rights from the Common Stock (the “Threshold Trigger”) is less than twenty percent (20%) or such lower amount that is expressly stated in the Florida Business Corporation Act;

“Threshold Trigger” has the meaning set forth in the definition of Threshold Put Trigger Event; and

“Transaction Documents” means this Agreement and the Subscription Agreement.

Section 1.02. Interpretation. In this Agreement, unless the context otherwise requires:

(a)     headings are for convenience only and do not affect the interpretation of this Agreement;

(b)     words importing the singular include the plural and vice versa;

(c)     a reference to an Annex, Article, party, Schedule or Section is a reference to that Article or Section of, or that Annex, party or Schedule to, this Agreement;

(d)     a reference to a document in the “agreed form” is a reference to a document approved and for the purposes of identification initialed by or on behalf of the parties thereto;

(e)     a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement;

(f)     general words in this Agreement shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class of acts, matters or things or by examples falling within the general words;

(g)     a reference to a party to any document includes that party’s successors and permitted assigns; and

(h)     unless stated otherwise herein, a reference to “shares of the Company” means shares of the Company of any class.

Section 1.03. No Third Party Rights. Subject to Section 1.04 (Exceptions to No Third Party Rights), a Person who is not a party to this Agreement has no right to enforce or enjoy the benefit of any term of this Agreement.

Section 1.04. Exceptions to No Third Party Rights.

(a)     Any Person entitled to indemnity under Section 7.10 (Costs, Expenses and Third Party Claims) may enforce such Person’s rights thereunder subject to and in accordance with the terms of this Agreement.

(b)     This Agreement may be rescinded or terminated and a term may be amended or waived without the permission of any Indemnitee or its permitted assignees even if that removes a right which the Indemnitee or its permitted assignees would otherwise have.

(c)     No Indemnitee or its permitted assignees may enforce a term of this Agreement without the prior written consent of each Investor, which may be provided in its sole discretion. Such consent by each Investor may be subject to any terms and conditions that it may determine in its sole discretion.

(d)     No Indemnitee may, without the prior written consent of each Investor and the Company (such consent not to be unreasonably withheld, conditioned or delayed), assign, charge or otherwise dispose of any rights it may have under this Agreement or grant or create any third party interest therein.

ARTICLE II
Corporate Governance

Section 2.01. Investors’ Board Rights.

(a)     For so long as the Investors in aggregate beneficially own Investor Shares representing at least five percent (5%) of the issued and outstanding voting shares of the Company:

(i)

the Investors shall have the right to nominate one (1) Director (the “Investors’ Nominee Director”) to the Board, and the Company shall take all commercially reasonably action to cause the election of such nominee, including nominating and recommending to the stockholders of the Company such person for election, and

(ii)

the Board shall at all times maintain the following committees: an Audit Committee, a Nominating and Corporate Governance Committee and a Remuneration Committee. As long as the Investors’ Nominee Director satisfies the independence requirements of Nasdaq listing standards and other Applicable Law, the Investors’ Nominee Director shall be appointed as a member of the Audit Committee and shall have the right to attend meetings of the Nominating and Corporate Governance Committee and Remuneration Committee as an observer. Any financial audit of the Company must be in compliance with the Accounting Standards and approved by the Audit Committee. The Investors’ Nominee Director shall be appointed as a member of any committee formed by the Board to consider and/or implement a Shareholder Rights Plan.

The Investors agree that the Investors’ Nominee Director shall be an individual that is not an executive officer or employee of the Company or any of its Subsidiaries and does not otherwise fall within paragraphs (A)-(F) of NASDAQ Marketplace Rule 4200(a)(15).

(b)     For so long as the Investors in aggregate beneficially own Investor Shares representing at least two and one-half percent (2.5%) of the issued and outstanding voting shares of the Company, the Investors shall have the right to appoint an observer (the “Investors’ Observer”) to the Board at any time when they have not designated, or do not have the right to designate, a person to serve as a Director on the Board, provided such observer enters into a customary observer agreement containing, among other provisions, confidentiality and non-use obligations with respect to information acquired from the Company. The Investors’ Observer shall have the right to attend all meetings of the Audit Committee, the Nominating and Corporate Governance Committee and the Remuneration Committee as an observer. The Investors’ Observer shall have the same information rights and receive the same information at the same time as each of the members of the Board and committees (but will have no voting rights).

Section 2.02. Removal/Resignation of Investors’ Nominee Director. The Investors may require the removal of the Investors’ Nominee Director or Investors’ Observer at any time and shall be entitled to nominate another Person as the Investors’ Nominee Director or Investors’ Observer in place of any Investors’ Nominee Director or Investors’ Observer, respectively, so removed. In the event of the resignation, retirement or vacation of office of the Investors’ Nominee Director or Investors’ Observer, the Investors shall be entitled, subject to Section 2.01 (Investors’ Board Rights), to nominate another Person as the Investors’ Nominee Director or Investors’ Observer, as applicable, in place of such Investors’ Nominee Director or Investors’ Observer and the Company shall ensure, to the fullest extent of all its rights and powers, that such nominee is promptly appointed as a Director or observer.

Section 2.03. Procedures of the Board.

(a)     The Board shall meet at least once every quarter of each Financial Year subject to an annual schedule and confirmation of the date of the next Board meeting at the previous Board meeting.

(b)     Written notice of each meeting of the Board, and an agenda setting out in detail the items of business proposed to be transacted at such meeting together with necessary information and supporting documents, shall be given to all the Directors. Written notice of each meeting of a committee of the Board, and an agenda setting out in detail the items of business proposed to be transacted at such meeting together with necessary information and supporting documents, shall be given to all Directors on that committee. Written notice of a meeting and the materials to be provided under this Section 2.03(b) shall be sent to the address notified from time to time by the Directors at least five (5) Business Days in advance of such meeting; provided that where, exceptionally, the Board or a committee of the Board is required to make a decision in circumstances in which the foregoing notice requirements cannot be observed, such notice and information requirements may be waived with the unanimous approval of all Directors or, in the case of a meeting of a committee of the Board, all Directors on that committee.

(c)     The Company shall not amend Section 4.11 or Article VI of the Company’s bylaws as in effect on the date hereof without the prior consent of the Investors. The Company shall enter into an indemnification agreement with each Director.

(d)     The Board shall maintain a director remuneration and expense reimbursement policy providing for the payment of directors’ fees and reimbursement of expenses to any Director who is not an employee of the Company. Such policy shall include reimbursement of the reasonable expenses incurred by such Directors: (i) in attending a board or committee meeting or a General Meeting or any other meeting which the Director is requested to attend in his capacity as a Director of the Company (including the reasonable costs of travel and attendance of an Investors’ Nominee Director or Investors’ Observer); and (ii) in obtaining independent legal or professional advice in furtherance of his or her duties as a Director.

(e)     If any action is to be taken by written consent of the Board (or a committee thereof) in lieu of a meeting, the Company shall circulate, together with the proposed written consent, the information it determines in good faith is necessary to enable the Directors to make a fully-informed, good faith decision with respect to such the matter(s) that are the subject of such consent, and the Company shall provide each Director such additional information as any Director may reasonably request with respect to the matter being considered.

Section 2.04. Advisory Committee. As soon as practicable, but in any event no later than thirty (30) days after the date hereof, the Company shall create, and thereafter maintain in existence, an advisory committee (the “Advisory Committee”) which will act as an advisor to the Company’s chief executive officer. The Advisory Committee will, among other things, advise on guidelines to govern future acquisitions, strategic partnerships and similar activities of the Company and its Subsidiaries. Members of the Advisory Committee shall be comprised of the Company’s chief executive officer, the Company’s chief financial officer, certain individuals with experience in the area of financial technology designated by the Investors in their sole discretion and, if approved by the Company’s chief executive officer, certain external individuals with experience in the area of financial technology. For the avoidance of doubt, the Advisory Committee shall not have any decision-making authority or authority to create any obligation on behalf of the Company, and the Board shall have no obligation to follow its advice. The Company shall indemnify and hold harmless the non-employee members of the Advisory Committee to the maximum extent permitted under Applicable Law for any reasonable and documented costs, expenses or liabilities incurred by each such member in connection with his or her activities or his or her position as a member of the Advisory Committee, other than those arising directly from such member’s gross negligence, bad faith or willful misconduct. The Company’s obligation to have an Advisory Committee will terminate when the Investors in aggregate beneficially own Investor Shares representing less than five percent (5%) of the issued and outstanding voting shares of the Company.

ARTICLE III
Covenants

Section 3.01. General Reporting Covenants.

(a)     The Company shall furnish to each Investor the following information:

(i)

within ninety (90) days after the end of each Financial Year, (A) annual consolidated financial statements (a balance sheet as of the end of such Financial Year and the related statements of operations, comprehensive income, changes in equity and cash flows for the Financial Year then ended) for the Company, audited in accordance with the Accounting Standards and certified by the Auditors, together with an opinion of the Auditors on the Company’s internal control over financial reporting, and (B) the consolidating worksheet used by the Company to prepare its consolidated financial statements, certified by the Company’s chief financial officer as (x) being prepared in accordance with the Company’s books and records and accounting policies in all material respects, (y) containing all adjustments necessary for purposes of presenting the Company’s consolidated financial statements in accordance with the Accounting Standards and (z) fairly presenting in all material respects the financial condition and results of operations of the Company and each of the consolidating groups shown thereon; and

(ii)

within forty-five (45) days after the end of the first three quarters of each Financial Year, (A) quarterly consolidated financial statements (a balance sheet as of the end of such quarter and the related statements of operations, comprehensive income, changes in equity and cash flows for the quarter and Financial Year to date then ended) for the Company, prepared in accordance with the Accounting Standards and (B) the consolidating worksheet used by the Company to prepare its consolidated financial statements for such quarter, certified by the Company’s chief financial officer as (x) being prepared in accordance with the Company’s books and records and accounting policies in all material respects, (y) containing all adjustments necessary for purposes of presenting the Company’s consolidated financial statements in accordance with the Accounting Standards and (z) fairly presenting in all material respects the financial condition and results of operations of the Company and each of the consolidating groups shown thereon; and

(iii)	within fifteen (15) days after receipt thereof by the Company, any management letter or similar letter from the Auditors; and

(iv)

no later than fifteen (15) days before commencement of each Financial Year, the proposed annual budget, and promptly following approval by the Board of any amended budget for such Financial Year, the amended budget; and

(v)	no later than thirty (30) days before the General Meeting, the notice, agenda and relevant meeting materials for the General Meeting; and

(vi)	no later than fifteen (15) days after each General Meeting, the minutes thereof reflecting decisions adopted at such meeting; and

(vii)

promptly after becoming aware thereof the name of any person or “group” (within the meaning of Rule 13d-5 under the Exchange Act) that beneficially owns more than five percent of any class of the Company’s securities.

Notwithstanding the foregoing, the Company shall not be required to furnish to the Investors any of the foregoing information to the extent such information is available on the SEC’s EDGAR website and the Company has notified each Investor of the posting of such information with a link to such information.

(b)     Pursuant to the Subscription Agreement, the Company has irrevocably authorized and instructed the Auditors (whose fees and expenses shall be for the account of the Company) to communicate directly with each Investor at any time regarding the Company’s financial statements, accounts and operations. The Company shall take such actions, issue such additional instructions and deliver such additional documents as necessary to procure the Auditors’ compliance with such instruction, including without limitation having the Company provide any customary indemnity and/or engagement letter required by the Auditors as a condition to their providing to the Investors any information they may request, it being understood that any such information request will be evaluated by the Auditors with reference to the relevant auditing standards, laws and its formal policy and may be declined on these grounds. No later than thirty (30) days after any change in Auditors, the Company shall so authorize and instruct the new Auditors pursuant to a letter in the form set forth in Schedule 1 (Form of Letter to Company’s Auditors) and provide a copy of the Company’s instructions and any other related documentation to each Investor.

(c)     The Company shall promptly provide to the Investors such information as any Investor from time to time reasonably requests with regard to the Company and any of its Subsidiaries. The Company shall provide to the Investors’ Nominee Director or Investors’ Observer, as applicable, all information as and when provided to any other Director in his or her capacity as a Director and, at any Investor’s request and to the extent consistent with Applicable Law, shall also provide such information to such Investor. Unless prohibited by Applicable Law, the Investors’ Nominee Director and Investors’ Observer may provide to each Investor any information that the Investors’ Nominee Director and Investors’ Observer receives in his or her capacity as a Director or observer, respectively, including, without limitation, any information related to Company Operations, and may provide periodic reports to each Investor related to the discharge of his or her duties as a Director.

(d)     Each Investor may at any time, by notice to the Company, elect not to receive any of the information described in this Section 3.01. In this case, the Company shall provide such Investor with copies of all information publicly disclosed that is not otherwise available on the SEC’s EDGAR website.

Section 3.02. Policy Reporting Covenants.

(a)     The Company shall promptly notify each Investor upon becoming aware of: (i) any material litigation, investigation or proceeding commenced or to the Company’s Knowledge threatened against the Company or any Subsidiary, (ii) any criminal investigations or proceedings commenced or to the Company’s Knowledge threatened against the Company or any Related Party, (iii) the occurrence of a Put Trigger Event, and any such notification shall specify the nature of the action or proceeding and any steps that the Company proposes to take in response to the same unless, and then only to the extent, the Company’s counsel concludes in good faith such specification would jeopardize attorney-client or work product privilege and advises each Investor of such determination, (iv) the occurrence of a Plan Put Trigger Event, and any such notification shall specify the terms of the Bona Fide Offer and include any correspondence received by the Company setting forth the Bona Fide Offer, or (v) the occurrence of a Threshold Put Trigger Event, and any such notification shall specify why the Board determined to have the Threshold Trigger of less than twenty percent (20%). Separate notification to each Investor pursuant to this Section 3.02(a) shall not be required to the extent such information is filed with the SEC and available on the SEC’s EDGAR website and the Company has notified each Investor of the posting of such information with a link to such information.

(b)     Upon each Investor’s request, and with no less than three (3) days prior notice to the Company, the Company shall permit representatives of each Investor and the CAO, during normal office hours, to:

(i)	visit any of the sites and premises where the business of the Company or its Subsidiaries is conducted;

(ii)	inspect any of the sites, facilities, plants and equipment, offices, branches and other facilities of the Company or its Subsidiaries;

(iii)	have access to the books of account and all records of the Company and its Subsidiaries; and

(iv)

have access to those employees, agents, contractors and subcontractors of the Company and its Subsidiaries who have or may have knowledge of matters with respect to which such Investor or the CAO seeks information;

provided that in the case of the CAO, such access shall be solely for the purpose of carrying out the CAO’s Role.

(c)     The Company shall, and shall ensure that each of its Subsidiaries shall:

(i)

within ninety (90) days after the end of each Financial Year, deliver to each Investor the corresponding Annual Monitoring Report confirming compliance with the Action Plan, the social and environmental covenants set forth in this Agreement and Applicable S&E Law, or, as the case may be, identifying any non-compliance or failure (other than any immaterial non-compliance or failure), and the actions being taken to remedy it, and including such information as any Investor shall reasonably require in order to measure the ongoing development results of such Investor’s investment in the Investor Shares, which information the Investors may hold and use in accordance with IFC’s Access to Information Policy, dated January 1, 2012, which is available at http://www.ifc.org/wps/wcm/connect/98d8ae004997936f9b7bffb2b4b33c15/IFCPolic yDisclosureInformation.pdf?MOD=AJPERES; and

(ii)

within three (3) days after becoming aware of the occurrence, notify each Investor of any social, labor, health and safety, security or environmental incident, accident or circumstance having, or which could reasonably be expected to have, any material adverse social and/or environmental impact or any material adverse impact on the implementation or operation of the Company’s Operations in compliance with the S&E Requirements, specifying in each case the nature of the incident, accident, or circumstance and the impact or effect arising or likely to arise therefrom, and the measures the Company and/or the relevant Subsidiary, as applicable, is taking or plans to take to address them and to prevent any future similar event; and keep each Investor informed of the on-going implementation of those measures.

(d)     The Company shall furnish to each Investor, within ninety (90) days after the end of each Financial Year, at least one of the following:

(i)	a report by the AML/CFT Officer on the implementation of, and compliance with, the Company’s AML/CFT policies, procedures and controls;

(ii)	an internal or external auditor’s assessment on the adequacy of the Company’s AML/CFT policies, procedures and controls; or

(iii)	a report by the AML/CFT regulator of the Company concerning the Company’s compliance with local AML/CFT laws and regulations.

(e)     The Company shall furnish to each Investor, within thirty (30) days after the renewal or replacement of any of the insurance policies referred to in Section 3.03(g) (Policy Covenants) and Annex C, a copy of that policy.

(f)     Each Investor may at any time, by notice to the Company, elect not to receive any of the information described in this Section 3.02. In this case, the Company shall provide such Investor with copies of all information publicly disclosed that is not otherwise available on the SEC’s EDGAR website.

Section 3.03. Policy Covenants.

(a)     Sanctionable Practices.

(i)

The Company hereby agrees that it shall not engage in (nor authorize or permit any Affiliate or any other Person acting on its behalf to engage in) any Sanctionable Practice with respect to the Company;

(ii)

The Company shall not, and shall not permit any of its Subsidiaries and any stockholder that Controls the Company and or any counterparty of the Company or any Subsidiary in respect of a material transaction, to (x) enter into a business relationship with any Person that is currently a target of any economic sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department or (y) provide any financing or services to or in connection with any activity in any sector under embargo by the United Nations;

(iii)	The Company further covenants that should it become aware of any violation of Section 3.03(a)(i), it shall promptly notify each Investor; and

(iv)

If any Investor notifies the Company of its concern that there has been a violation of Section 3.03(a)(i), the Company shall cooperate in good faith with the Investors and their representatives in determining whether such a violation has occurred, and shall respond promptly and in reasonable detail to any reasonable request from any Investor, and shall furnish documentary support for such response upon such Investor’s request.

(b)     Affirmative Environmental Covenants. The Company shall and shall ensure that each of its Subsidiaries shall:

(i)	implement the Action Plan and undertake Company Operations in compliance in all material respects with the S&E Requirements and all Applicable S&E Law; and

(ii)

periodically review the form of the report setting out the specific social, environmental and developmental impact information to be provided by the Company in respect of Company Operations (the “S&E Annual Monitoring Report”) and advise each Investor as to whether revision of the form is necessary or appropriate in light of changes to Company Operations and revise the form of the S&E Annual Monitoring Report, if applicable, with the prior written consent of each Investor.

(c)     Negative Environmental Covenants. The Company shall not and shall ensure that each of its Subsidiaries shall not amend, waive the application of, or otherwise materially restrict the scope or effect of, the S&E Management System (including the Action Plan and the S&E Requirements) without the prior written consent of each of the Investors.

(d)     UN Security Council Resolutions. The Company shall not and shall ensure that each of its subsidiaries shall not: (i) enter into any transaction with, or for the benefit of, any of the individuals or entities named on lists promulgated by the United Nations Security Council under Chapter VII of the United Nations Charter or currently a target of any economic sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“Sanctions Target”); or (ii) engage in any activity prohibited by any resolution of the United Nations Security Council under Chapter VII of the United Nations Charter or any business relationship with any Sanctions Target.

(e)     Shell Banks. The Company shall and shall ensure that each of its Subsidiaries shall institute, maintain and comply with commercially reasonable internal procedures and controls to ensure that:

(i)

any financial institution with which the Company or its Subsidiaries conducts business or enters into any transaction, or through which the Company or its Subsidiaries transmits any funds, does not have correspondent banking relationships with any Shell Bank; and

(ii)	the Company shall not and shall ensure that each of its Subsidiaries shall not conduct business or enter into any transaction with, or transmit any funds through a Shell Bank.

(f)     AML/CFT. The Company shall, and shall ensure that each of its Subsidiaries shall, take commercially reasonable steps to institute, maintain and comply with internal policies, procedures and controls for AML/CFT consistent with its business and customer profile, in compliance with national laws and regulations, and in furtherance of applicable AML/CFT best practices recommendations of the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.

(g)     Insurance. The Company shall, and shall ensure that each of its Subsidiaries shall: (i) insure and keep insured with reputable insurers that cover such risks and contain such policy limits, types of coverage as are adequate to insure against risks to which the Company, its Subsidiaries and their respective employees, business, properties and other assets would reasonably be expected to be exposed to in the operation of the business as currently conducted and as proposed to be conducted, including without limitation the insurances specified in Annex C, on terms and conditions reasonably acceptable to each Investor; (ii) promptly notify the relevant insurer of any claim under any policy written by that insurer and diligently pursue that claim; (iii) comply with all warranties and conditions under each insurance policy; (iv) not do or omit to do, or permit to be done or not done, anything which might prejudice the Company’s (and/or any of its Subsidiaries’ right to claim or recover under any insurance policy; and (v) within 30 days of any renewal or replacement of an insurance policy required in Annex C, provide to each Investor a copy of that policy.

(h)     Shareholder Rights Plan. The Company shall not adopt a Shareholder Rights Plan having a term of more than one (1) year, provided that the foregoing shall not prevent the Company from adopting a new Shareholder Rights Plan to replace the expired Shareholder Rights Plan. The Threshold Trigger in any Shareholder Rights Plan adopted by the Board shall be established at twenty percent (20%) or such lower amount that is expressly stated in the Florida Business Corporation Act (the “20% Threshold Trigger”) unless the Board, or committee thereof implementing the Shareholder Rights Plan, determines, upon the advice of counsel, that using a 20% Threshold Trigger would reasonably be expected to be inconsistent with its fiduciary duties, in which event the Threshold Trigger shall be set at the highest percentage determined by the Board or such committee to be consistent with such fiduciary duties.

Section 3.04. Other Affirmative Covenants. The Company shall and shall ensure that each of its Subsidiaries shall:

(a)     undertake its business, activities and investments in compliance in all material respects with Applicable Law; and

(b)     adopt and maintain a policy designed to maximize its ownership of Intellectual Property developed or acquired in the course of its operations, which policy shall require the Company and its Subsidiaries to: (i) cause all material technological developments, patentable or unpatentable, inventions, discoveries or improvements by the Company’s or any of its Subsidiaries’ officers or employees to be documented in accordance with appropriate professional standards; and (ii) cause all officers and key employees, and to the extent practicable, consultants of the Company and its Subsidiaries, to enter into non-disclosure and proprietary rights agreements in customary form, approved by the Board of Directors.

Section 3.05. Use of Proceeds. The Company shall use the proceeds from the sale of the Investor Shares for (i) capital expenditures; (ii) acquisitions in the financial technology sector pursuant to guidelines to be adopted by the Company taking into account the recommendations of the Advisory Committee; and (iii) general corporate purposes. A majority of all such proceeds must be used for the forgoing purposes in developing countries or emerging markets specified on Annex D. The Company shall not use of any such proceeds in the territories of any country that is not a member of the World Bank or for reimbursements of expenditures in those territories or for goods produced in or services supplied from any such territory. Notwithstanding anything herein to the contrary, each Investor acknowledges that nothing in this Section 3.05 shall prohibit the Company from using its existing cash reserves in countries or markets not specified in Annex D, provided such use complies with Applicable Law and does not violate Section 3.03(d).

Section 3.06. Preemptive Rights. For so long as the Investors hold in aggregate 5% of the outstanding shares of Common Stock of the Company, each Investor shall have the right to purchase its pro-rata share of New Securities in the manner set out below:

(a)     If the Company proposes to issue New Securities, it shall give each Investor written notice of its intention, describing the New Securities, their price, and their general terms of issuance, and specifying each Investor’s pro-rata share of such issuance (the “Issue Notice”). Each Investor shall have thirty (30) days after any such notice is delivered (the “Notification Date”) to give the Company written notice that it agrees to purchase part or all of its pro-rata share of the New Securities for the price and on the terms specified in the Issue Notice (the “Subscription Notice”). Each Investor may also notify the Company in the Subscription Notice that it is willing to buy a specified number of the New Securities (“Additional Securities”) not taken up by the other Investors (“Unpurchased Securities”) for the price and on the terms specified in the Issue Notice.

(b)     For the avoidance of doubt, the Company shall not issue any New Securities until after the Notification Date.

(c)     If an Investor has indicated that it is willing to buy Additional Securities (an “Overallotment Investor”), the Company shall give such Overallotment Investor written notice of the total number of Unpurchased Securities within five (5) days of the expiry of the thirty (30) day period referred to in Section 3.06(a). Such notice shall specify the particulars of the payment process for the New Securities to be purchased by such Overallotment Investor pursuant to the Subscription Notice.

(d)     On the tenth (10th) Business Day after expiry of the thirty (30) day period referred to in Section 3.06(a):

(i)	each Investor shall subscribe for the number of its pro-rata shares specified in the Subscription Notice;

(ii)

if an Investor has indicated that it is willing to buy Additional Securities, such Overallotment Investor shall also subscribe for the lower of the number of Additional Securities and its pro rata share of the number of Unpurchased Securities;

(iii)	each Investor shall pay the relevant consideration to the Company; and

(iv)	the Company shall register in the name of each Investor the number of New Securities for which such Investor has subscribed.

(e)     If the Company has not consummated the proposed issuance of New Securities within one hundred twenty days (120) days following the date of the Issuance Notice, the Company may not issue such New Securities without again complying with this Section 3.06.

(f)     “New Securities” shall mean any Equity Securities of the Company ; provided, that the term “New Securities” does not include:

(i)

Common Stock (or options to purchase Common Stock) issued or issuable to officers, directors and employees of, or consultants to, the Company pursuant to an equity incentive plan that has been approved by the Board of Directors, not to exceed five percent (5%) of the then issued and outstanding shares of Common Stock;

(ii)

Common Stock issuable upon the exercise, exchange or conversion of Equity Securities outstanding as of the date of this Agreement or issued after the date hereof pursuant to exercisable, exchangeable or convertible Equity Securities issued in a transaction to which this Section 3.06 was applicable;

(iii)	Common Stock issued or issuable in connection with any stock split or stock dividend of the Company;

(iv)

Common Stock (or options or warrants to purchase Common Stock) issued or issuable to banks, equipment lessors or other financial institutions pursuant to a debt financing or commercial leasing transaction approved by the Board of Directors, not to exceed two and one-half percent (2.5%) of the then issued and outstanding shares of Common Stock; and

(v)

Common Stock issued or issuable pursuant to the bona fide acquisition of another Person by the Company by merger, purchase of substantially all of the assets of such Person, or exchange of shares or other transaction, in each case, approved by the Board of Directors, not to exceed five percent (5%) of the then issued and outstanding shares of Common Stock.

(g)     If any Investor is unable to exercise, in whole or in part, its right to purchase New Securities pursuant to this Section 3.06, such Investor shall have the right to transfer its rights to purchase New Securities to any other Investor or to any Affiliate of any Investor.

Section 3.07. Registration Rights.

(a)     Short Form Registration.

(i)     As soon as practicable, but in any event no later than thirty (30) days, after the Subscription Date, the Company shall (i) prepare and file with the SEC a Registration Statement on Form S-3 or the then appropriate form (or a post-effective amendment to a currently effective Registration Statement) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration Statement”) that covers all Registrable Securities then outstanding for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration”) and (ii) use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as practicable thereafter. If, after the filing of a Shelf Registration Statement, an Investor requests registration under the Securities Act of additional Registrable Securities (including Registrable Securities acquired pursuant to Section 3.06 (Preemptive Rights)) pursuant to such Shelf Registration, the Company shall, as soon as practicable, but in any event no later than thirty (30) days after the date of such request, amend such Shelf Registration Statement to cover such additional Registrable Securities.

(ii)    At any time that a Shelf Registration Statement is effective but no more than once each calendar quarter, if an Investor delivers a notice to the Company (a “Shelf Takedown Notice”) stating that such Investor (and each other Investor electing to join in such Shelf Takedown) intends to effect an offering of all or part of its Registrable Securities included in such Shelf Registration Statement (a “Shelf Takedown”) and the Company is eligible to use such Shelf Registration Statement for such Shelf Takedown, then the Company shall take all actions reasonably required, including amending or supplementing (a “Shelf Supplement”) such Shelf Registration Statement, to enable such Registrable Securities to be offered and sold as contemplated by such Shelf Takedown Notice; provided, however, that before an Investor delivers a Shelf Takedown Notice, it shall contact the other Investors to determine whether they wish to participate in the Shelf Takedown, and include in such Shelf Takedown Notice any Registrable Securities requested to be included by such other Investor(s); and provided further that in no event shall the Company be obligated to comply with more than one (1) Shelf Takedown Notice in the aggregate in any calendar quarter from any or all Investors. Each Shelf Takedown Notice shall specify the number of Registrable Securities to be offered and sold under the Shelf Takedown and the Investors participating. The Company shall prepare and file with the SEC a Shelf Supplement as soon as practicable (but in no event later than five (5) Business Days) after the date on which it received the Shelf Takedown Notice and, if such Shelf Supplement is an amendment to such Shelf Registration Statement, shall use its commercially reasonable efforts to cause such Shelf Supplement to be declared effective by the SEC as soon as practicable thereafter.

(iii)   If (A) the Company has filed a Registration Statement (the “Initial Registration Statement”) with the SEC that covers Registrable Securities (the “Initial Registrable Securities”), (B) pursuant to Rule 415(a)(5) under the Securities Act or any successor rule thereto, the Initial Registration Statement may no longer be used for offers and sales of any of the Initial Registrable Securities, and (C) any of the Initial Registrable Securities are Registrable Securities at the time that (B) above occurs, the Company shall prepare and file with the SEC within the time limits required by Rule 415 under the Securities Act or any successor rule thereto a new Registration Statement covering any Initial Registrable Securities that have not ceased to be Registrable Securities for an offering to be made on a delayed on continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “New Registration Statement”) and shall use its commercially reasonable efforts to cause such New Registration Statement to be declared effective by the SEC as soon as practicable thereafter.

(iv)    The Company may postpone for up to forty-five (45) days the filing of a Shelf Supplement for a Shelf Takedown if the Board determines in its reasonable good faith judgment that such Shelf Takedown would (A) materially interfere with a significant acquisition, corporate organization, financing, securities offering or other similar transaction involving the Company; (B) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (C) render the Company unable to comply with requirements under the Securities Act or Exchange Act. The Company shall, within one (1) day following the decision of the Board to delay such filing, provide each Investor with a certificate signed by the Chairman stating that the Board has determined to postpone the filing, the reason for the postponement and the expected date of filing. The Company may delay a Shelf Takedown hereunder only once in any period of 12 consecutive months.

(v)     If the Investors request a Shelf Takedown and elect to distribute the Registrable Securities covered by its request in an underwritten offering, they shall so advise the Company as a part of its request made pursuant to Section 3.07(a)(ii). The Investors participating in the Shelf Takedown shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering; provided, that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

(vi)    The Company shall not include in any Shelf Takedown any securities which are not Registrable Securities without the prior written consent of the Investors participating in the Shelf Takedown. If a Shelf Takedown involves an underwritten offering and the managing underwriter of the requested Shelf Takedown advises the Company and the Investors participating in the Shelf Takedown in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in the Shelf Takedown, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such underwritten offering and/or the number of shares of Common Stock proposed to be included in such Shelf Takedown would adversely affect the price per share of the Common Stock proposed to be sold in such underwritten offering, the Company shall include in such Shelf Takedown (i) first, the shares of Common Stock that the Investors propose to sell, and (ii) second, the shares of Common Stock, if any, proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Company and/or other holders of Common Stock) allocated among such Persons in such manner as they may agree. If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the Investors on the basis of the number of Registrable Securities owned by each such Investor.

(b)     Registration Procedures. In connection with the Company’s obligations under Section 3.07(a) and if and whenever the Investors request that any Registrable Securities be distributed in a Shelf Takedown pursuant to the provisions of Section 3.07(a), the Company shall use its commercially reasonable efforts to effect the registration of the offer and sale of such Registrable Securities under the Securities Act in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as practicable and as applicable:

(i)

subject to Section 3.07(a)(iv), prepare and file with the SEC a Registration Statement covering such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to be declared effective;

(ii)

prepare and file with the SEC such amendments, post-effective amendments and supplements, including Shelf Supplements, to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities subject thereto for a period ending on the date on which all the Registrable Securities subject thereto have been sold pursuant to such Registration Statement;

(iii)

at least five (5) Business Days before filing such Registration Statement, Prospectus or amendments or supplements thereto with the SEC, furnish to one counsel selected by the Investors copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel; provided that the Company shall not have any obligation to modify any information (other than any information related to any seller) if the Company reasonably expects that so doing would cause (A) the Registration Statement to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectus to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(iv)

notify each selling Investor, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement, including a Shelf Supplement, to any Prospectus forming a part of such Registration Statement has been filed with the SEC;

(v)

furnish to each selling Investor such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto, including a Shelf Supplement (in each case including all exhibits and documents incorporated by reference therein), and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(vi)

use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling Investor reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Investor to consummate the disposition in such jurisdictions of the Registrable Securities owned by Investor; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 3.07(b)(vi);

(vii)

notify each selling Investor, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact or omit any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such Investor, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(viii)

make available, upon reasonable notice and during normal business hours, for inspection by any selling Investor, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, independent registered public accounting firm or other agent retained by any such Investor or underwriter (each, an “Inspector”), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement;

(ix)	provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;

(x)	use its commercially reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which the common stock is then listed;

(xi)

in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the participating Investors or the managing underwriter of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities), provided that the Company shall not be obligated to participate in any non- telephonic “road show” more than once in any eighteen (18) month period);

(xii)

otherwise comply with all applicable rules and regulations of the SEC and make available to its stockholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;

(xiii)

furnish to each selling Investor and each underwriter, if any, with (i) a written legal opinion of the Company’s outside counsel, dated the closing date of the offering, in form and substance as is customarily given in opinions of the Company’s counsel to underwriters in underwritten registered offerings; and (ii) on the date of the applicable Prospectus, on the effective date of any post-effective amendment to the applicable Registration Statement and at the closing of the offering, dated the respective dates of delivery thereof, a “comfort” letter signed by the Company’s independent registered public accounting firm in form and substance as is customarily given in accountants’ letters to underwriters in underwritten registered offerings;

(xiv)

without limiting Section 3.07(b)(v), use its commercially reasonable efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Investors to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(xv)	notify the Investors promptly of any request by the SEC for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(xvi)

advise the Investors, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(xvii)

if any Registration Statement refers to any Investor by name or otherwise as the holder of any securities of the Company and if in its sole and exclusive judgment such Investor is or might be deemed to be an underwriter or “controlling person” (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) of the Company (each such Person a “Controlling Person”), such Investor shall have the right to require (A) the insertion therein of language, in form and substance satisfactory to such Investor and presented to the Company in writing, to the effect that the holding by such Investor of such securities is not to be construed as a recommendation by such Investor of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Investor shall assist in meeting any future financial requirements of the Company, or (B) in the event that such reference to such Investor by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Investor;

(xviii)

cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the Investors may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement or Rule 144; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System;

(xix)

upon the Registration Statement covering the Registrable Securities being declared effective by the SEC, removing any restrictive notation placed on the Registrable Securities as contemplated by Section 3.02(f)(iv) of the Subscription Agreement;

(xx)

take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable; and

(xxi)	otherwise use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

(c)     Expenses. All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by the Company, including, without limitation, all (i) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (ii) underwriting expenses (other than underwriting fees, commissions or discounts); (iii) expenses of any audits incident to or required by any such registration; (iv) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for the Company in connection with “blue sky” qualifications or exemptions of the Registrable Securities); (v) printing expenses; (vi) messenger, telephone and delivery expenses; (vii) fees and expenses of the Company’s counsel and independent registered public accounting firm; (viii) Financial Industry Regulatory Authority, Inc. filing fees (if any); and (ix) reasonable and documented fees and expenses of one counsel for the Investors participating in such registration as a group (selected by the Investors holding Registrable Securities included in the registration). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits. All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities included in such registration for each such holder.

(d)     Indemnification.

(i)     The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, managers, members, partners, stockholders and Affiliates, each underwriter, broker or any other Person acting on behalf of such holder of Registrable Securities and each other Controlling Person, if any, who controls any of the foregoing Persons, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon (A) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading or (B) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and shall reimburse such Persons for any reasonable and documented legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities. This indemnity shall be in addition to any liability the Company may otherwise have.

(ii)    In connection with any registration in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Controlling Person who controls any of the foregoing Persons against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder; provided, that the obligation to indemnify shall be several, not joint and several, for each holder and shall not exceed an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement. This indemnity shall be in addition to any liability the selling holder may otherwise have.

(iii)   Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 3.07(d), such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided that, if (A) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (B) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Controlling Person of such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or claim referred to in this Section 3.07(d) effected without its written consent, such consent not to be unreasonably withheld, conditioned or delayed.

(iv)    If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the Securities Act or any other similar federal or state securities laws or rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any applicable registration, qualification or compliance was perpetrated by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)     Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder’s ownership of its shares of Registrable Securities to be sold in the offering and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 3.07(d).

(f)     Rule 144 Compliance. With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of the Company to the public without registration, the Company shall:

(i)	make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date hereof;

(ii)	use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(iii)

furnish to any Investor so long as it owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such Investor may reasonably request in connection with the sale of Registrable Securities without registration.

(g)     Lock-up Agreement. Each Investor agrees that in connection with any registered offering of Equity Securities of the Company, and upon the request of the managing underwriter in such offering, such Investor shall not, without the prior written consent of such managing underwriter, during the period commencing on the effective date of such registration and ending on the date specified by such managing underwriter (such period not to exceed ninety (90) days), (i) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for shares of Common Stock held immediately before the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, provided, however, that the foregoing shall not prevent any Investor from exercising the Put Option with respect to its Investor Shares. The foregoing provisions of this Section 3.07(g) shall not apply to sales of Registrable Securities to be included in such offering pursuant to Section 3.07(a), and shall be applicable to the Investors only if all officers and directors of the Company and all stockholders owning more than five percent (5%) of the Company’s outstanding Common Stock are subject to the same restrictions. Each Investor agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. Notwithstanding anything to the contrary contained in this Section 3.07(g), each Investor shall be released, pro rata, from any lock-up agreement entered into pursuant to this Section 3.07(g) in the event and to the extent that the managing underwriter or the Company permit any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to any officer, director or holder of greater than five percent (5%) of the outstanding Common Stock.

(h)     Preservation of Rights. The Company shall not (i) grant any demand or “piggyback” registration rights to any third party without also granting the same rights to each Investor or (ii) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the Investors in this Agreement.

Section 3.08. Further Assurances. The Company shall exercise all such rights and powers as are available to it to take, or cause to be taken, such actions, and do, perform, execute and deliver, or cause to be done, performed, executed and delivered, all acts, deeds and documents necessary, proper or advisable to ensure compliance with and to fully and effectually implement the provisions of this Agreement, including making, or causing to be made, all governmental, regulatory and administrative filings with any appropriate Authority, as promptly as reasonably possible.

ARTICLE IV
The Put Option

Section 4.01. The Put Option.

(a)     The Company hereby grants to each Investor an option (the “Put Option”) to sell to the Company on one occasion, and the Company is obligated to purchase from each Investor upon exercise of each such option, all of such Investor’s Put Shares in accordance with the terms of this Article IV.

(b)     The Put Option may be exercised by each Investor by delivery to the Company of a Put Notice at any time within

(i)

in the case of a Put Trigger Event, ninety (90) days following the earlier of (x) receipt by the Investors of written notice from the Company that a Put Trigger Event has occurred or (y) written notice given to the Company by the Investors that a Put Trigger Event has occurred;

(ii)

in the case of a Plan Put Trigger Event, thirty (30) days following the Company’s receipt of a Bona Fide Offer, provided that any increase in such the price offered in such Bona Fide Offer, or any Bona Fide Offer by another Person, shall trigger a new thirty (30) day period; and

(iii)

in the case of a Threshold Put Trigger Event, ninety (90) days following the earlier of (x) receipt by the Investors of written notice from the Company that a Threshold Put Trigger Event has occurred or (y) written notice given to the Company by the Investors that a Threshold Put Trigger Event has occurred.

The Put Notice shall specify the Put Price for the Put Shares (and the basis for its determination of the Put Price), the bank account into which the Put Price shall be paid, the nature of the relevant Put Trigger Event, if applicable, and the applicable Settlement Date. The failure of any Investor to exercise the Put Option following (i) the occurrence of a Put Trigger Event shall not preclude the subsequent exercise of the Put Option if a subsequent Put Trigger Event occurs, (ii) the occurrence of a Plan Put Trigger Event shall not preclude the subsequent exercise of the Put Option if a subsequent Bona Fide Offer is received and (iii) the occurrence of a Threshold Put Trigger Event shall not preclude the subsequent exercise of the Put Option if a new Shareholder Rights Plan is adopted that constitutes a Threshold Put Trigger Event.

(c)     On the Settlement Date:

(i)

the Company shall pay to each Investor, into the bank account specified by such Investor, the Put Price set out in the Put Notice in Dollars in immediately available funds, without deduction whatsoever for any fees, Taxes (excluding for the avoidance of doubt Taxes on any gains realized by any Investor), duties, costs or other charges howsoever called (all of which shall be borne by the Company); and

(ii)

such Investor shall, simultaneously with receipt of the Put Price, transfer to the Company free of all Liens and other encumbrances and rights of third parties the certificates, if any, or book-entry shares evidencing title to the Put Shares together with such instruments of transfer, if any, as required by Applicable Law (“Settlement Completion”).

In the event the Company is prohibited by Applicable Law from repurchasing, or otherwise does not have sufficient cash to repurchase, all the Put Shares, as reasonably determined by the Board in good faith and certified to such Investor by the Chairman, the Company shall repurchase as many Put Shares as it can for cash (pro rata among the Investors exercising the Put Option based on the number of Put Shares specified in their Put Notices). With respect to the Put Shares that the Company is unable to purchase pursuant to the preceding sentence, each Investor shall have the option to either retain the unrepurchased Put Shares or receive a promissory note in the principal amount equal to the Put Price for the unrepurchased Put Shares, bearing interest at the rate of ten percent (10%) per annum (with quarterly interest payments), payable in eight (8) equal quarterly installments with a final maturity date two (2) years from the date of issuance, and otherwise in form and substance reasonably acceptable to such Investor.

(d)    For the avoidance of doubt, each Investor shall be entitled to any dividends, distributions or return of capital relating to the Put Shares which are the subject of the relevant Put Notice which were declared or otherwise had a record date on or before the Settlement Completion, even if the payment date is after the Settlement Completion. Until Settlement Completion, each Investor shall be entitled to all of its rights as a stockholder (or attached to such Put Shares) whether under this Agreement, Applicable Law or otherwise.

(e)     After delivery of a Put Notice to the Company but prior to Settlement Completion, each Investor shall have the right (but not the obligation) in its sole discretion to withdraw the Put Notice and its exercise of the Put Option thereunder by written notice to the Company at any time or times.

(f)     The calculation by each Investor of the Put Price or Put Price Per Share as set forth in the Put Notice shall be binding and conclusive for all purposes, absent manifest error.

(g)     The Company shall notify the Investors promptly, and in any case no later than one (1) Business Day, following the occurrence of a Plan Put Trigger Event, Put Trigger Event or Threshold Put Trigger Event, setting forth in reasonable detail the circumstances giving rise to such Plan Put Trigger Event, Put Trigger Event or Threshold Put Trigger Event.

Section 4.02. Failure to Perform by the Company. Without prejudice to the remedies available to each Investor under this Agreement or otherwise, if the Company fails to make payment of the Put Price by the Settlement Date as specified pursuant to this Article IV, then the Company shall pay to each Investor having delivered a Put Notice, in Dollars on demand, at a bank account designated by such Investor, a late payment charge which will accrue at a rate per annum of ten percent (10%) on the amount required to be paid to such Investor pursuant to Section 4.01(c)(i), such late payment charge to accrue daily from (and including) the Settlement Date until (but excluding) the date the Put Price is paid in full prorated on the basis of a 360-day year for the actual number of days elapsed. In the case of a failure to perform by the Company, Settlement Completion shall be deemed to occur for all purposes hereunder (including, but not limited to, Section 4.01(d) above) on the date such Investor effectively transfers the Put Shares to the Company after receipt of the Put Price and any additional amounts payable by the Company pursuant to this Section 4.02 and otherwise under this Agreement.

Section 4.03. Obligations Irrevocable. The obligations of the Company hereunder are irrevocable and shall not be terminated, suspended or affected in any manner by the deterioration of the financial situation or the interruption of the operations of the Company (whether by condemnation, expropriation, nationalization or otherwise) or the insolvency of the Company or the filing of any bankruptcy proceeding or any similar proceeding by or against the Company or any other circumstances whatsoever.

ARTICLE V
Term of Agreement

Section 5.01. Term of Agreement. Except as otherwise expressly set forth herein, this Agreement shall become effective as of the date on which the Investors first subscribe for the Investor Shares and shall continue in force until such time as the Investors no longer hold any Investor Shares (or any promissory note issued to pay all or a portion of the Put Price); provided, however, that the termination of this Agreement or cessation of effectiveness with respect to a party shall be without prejudice to such party’saccrued rights and obligations at the date of its termination and any legal or equitable remedies of any kind which may accrue in connection therewith.

ARTICLE VI
Representations and Warranties

Section 6.01. Representations and Warranties. The Company hereby represents and warrants that each of the following statements is true, accurate and not misleading as of the date of this Agreement:

(a)     Organization and Authority. The Company is a corporation duly organized and validly existing under the laws of its place of incorporation and has the corporate power and authority to enter into, deliver and perform its obligations under this Agreement;

(b)     Validity. This Agreement has been duly authorized and executed by the Company and constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally and general principles of equity;

(c)     No Conflict. The execution, delivery and performance of this Agreement will not contravene: (i) any law, regulation, order, decree or Authorization applicable to the Company or any of its Subsidiaries; (ii) any provision of the Company’s or any Subsidiary’s Charter; or (iii) any contractual restriction binding on or affecting the Company or any of the Company’s assets (including its Subsidiaries); and

(d)     Status of Authorizations. All Authorizations required for the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained and are in full force and effect, other than the filings required to be made pursuant to Section 3.07.

Section 6.02. Investors Reliance. The Company acknowledges that it has made the representations and warranties in Section 6.01 (Representations and Warranties), with the intention of inducing each Investor to enter into this Agreement and the Subscription Agreement and to make its Investors Subscription and that each Investor has entered into this Agreement and the Subscription Agreement and made its Investors Subscription on the basis of and in full reliance on such representations and warranties.

ARTICLE VII
Miscellaneous

Section 7.01. Notices.

(a)     Any notice, request or other communication to be given or made under this Agreement shall be in writing. Subject to Section 7.04 (Applicable Law and Jurisdiction), any such communication to the Company shall be delivered by email and any such communication by any other party shall be delivered by hand, established courier service or email (and facsimile in the case of IFC) to the party to which it is required or permitted to be given or made at such party’s address specified below or at such other address as such party has from time to time designated by written notice to the other parties hereto, and shall be effective upon the earlier of (a) actual receipt and (b) deemed receipt under Section 7.01(b) below.

For the Company:

Net 1 UEPS Technologies, Inc.
President Place, 4th Floor,
Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg 2196, South Africa
Attention: Mr. Serge C.P. Belamant, Chief Executive Officer
Telephone:
Email: sergeb@net1.com

For IFC:

International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America
Attention: Director, TMT, Venture Capital & Funds
Facsimile: +1 (202) 522-3743
Email: FinTech@ifc.org

With a copy (in the case of communications relating to payments) sent to the attention of the Director, Department of Financial Operations at: Facsimile: +1 (202) 522-3064

For ALAC:

IFC African, Latin American and Caribbean Fund, LP
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America
Attention: Head, IFC African, Latin American and Caribbean Fund, LP
Email: amcfinance@ifc.org

For FIG:

IFC Financial Institutions Growth Fund, LP
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America
Attention: Head, IFC Financial Institutions Growth Fund, LP
Email: amcfinance@ifc.org

For AFCAP:

Africa Capitalization Fund, Ltd.
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America
Attention: Head, Africa Capitalization Fund, Ltd.
Email: amcfinance@ifc.org

(b)     Unless there is reasonable evidence that it was received at a different time, notice pursuant to this Section 7.01 is deemed given if: (i) delivered by hand, when left at the address referred to in Section 7.01(a); (ii) sent by established courier services within a country, three (3) Business Days after posting it; (iii) sent by established courier service between two countries, six (6) Business Days after posting it; and (iv) sent by email, when receipt has been confirmed by telephone and a copy has been sent by established courier service; provided that in the case of IFC, any notice sent by email shall also be sent by facsimile and will be deemed given when confirmation of its transmission has been recorded by the sender’s facsimile machine.

Section 7.02. Saving of Rights.

(a)     The rights and remedies of the Investors in relation to any misrepresentation or breach of warranty on the part of the Company shall not be prejudiced by any investigation by or on behalf of the Investors into the affairs of the Company, by the execution or the performance of this Agreement or by any other act or thing by or on behalf of the Investors which might prejudice such rights or remedies.

(b)     No course of dealing and no failure or delay by the Investors in exercising any power, remedy, discretion, authority or other right under this Agreement or any other agreement shall impair, or be construed to be a waiver of or an acquiescence in, that or any other power, remedy, discretion, authority or right under this Agreement, or in any manner preclude its additional or future exercise.

Section 7.03. English Language. All documents to be provided or communications to be given or made under this Agreement shall be in English and, where the original version of any such document or communication is not in English, shall be accompanied by an English translation certified by an Authorized Representative to be a true and correct translation of the original. Any Investor may, if it so requires, obtain an English translation of any document or communication received in any other language at the cost and expense of the Company (except for documents or communications provided by any Investor). The Investors and the Company may deem any such translation to be the governing version.

Section 7.04. Applicable Law and Jurisdiction.

(a)     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

(b)     Each of the Company and each Investor irrevocably agrees to venue being laid in the courts of the United States of America located in the Southern District of New York or in the courts of the State of New York located in the Borough of Manhattan, in any legal action, suit or proceeding arising out of or relating to this Agreement, and waives any objections to venue based on grounds of forum non conveniens or inconvenient forum. Nothing contained herein shall be construed as a waiver of the right of the Company or any Investor to seek removal to federal court in any action brought hereunder.

(c)     Final judgment against the Company in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law, and the Company irrevocably also submits to personal jurisdiction of any such court in any such action, suit or proceeding to enforce any judgment.

(d)     The parties acknowledge and agree that no provision of this Agreement, nor the consent to venue by IFC in subsection (b), in any way constitutes or implies a waiver, termination or modification by IFC of any privilege, immunity or exemption of IFC granted in the Articles of Agreement establishing IFC, international conventions, or Applicable Law.

(e)     The Company hereby irrevocably designates, appoints and empowers Corporation Service Company with offices currently located at 1180 Avenue of the Americas, Suite 210, New York, New York 10036, as its authorized agent solely to receive for and on its behalf service of any summons, complaint or other legal process in any action, suit or proceeding the Investors may bring in the State of New York in respect of this Agreement.

(f)     As long as this Agreement remains in force, the Company shall maintain a duly appointed and authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any action, suit or proceeding the Investors may bring in New York, New York, United States of America, with respect to this Agreement. The Company shall keep the Investors advised of the identity and location of such agent.

(g)     The Company also irrevocably consents to the service of such papers being made by mailing copies of the papers by to the Company at its address and in the manner specified in Section 7.01 (Notices). In such a case, the Investors shall also send by email, or have sent by email, a copy of the papers to the Company.

(h)     Service in the manner provided in Sections 7.04(e), (f) and (g) in any action, suit or proceeding will be deemed personal service, will be accepted by the Company as such and will be valid and binding upon the Company for all purposes of any such action, suit or proceeding.

(i)     THE COMPANY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT AGAINST THE COMPANY BY ANY INVESTOR.

(j)     The Company hereby acknowledges that IFC shall be entitled under Applicable Law, including the provisions of the International Organizations Immunities Act, to immunity from a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought against IFC in any court of the United States of America. The Company hereby waives any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, brought against IFC in any forum in which IFC is not entitled to immunity from a trial by jury.

(k)     To the extent that the Company may, in any action, suit or proceeding brought in any of the courts referred to in Section 7.04(b) or in any other court or elsewhere arising out of or in connection with this Agreement, be entitled to the benefit of any provision of law requiring any Investor in such action, suit or proceeding to post security for the costs of the Company, or to post a bond or to take similar action, the Company hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under Applicable Law or, as the case may be, the jurisdiction in which such court is located.

(l)    Nothing in this Agreement shall affect the right of any Investor to (i) commence legal proceedings or otherwise sue the Company in South Africa, the U.S. federal courts sitting in the State of Florida or the state courts of the State of Florida, or (ii) commence legal proceedings to enforce any judgment against the Company in any appropriate jurisdiction or (iii), and in either case to serve process, pleadings and other legal papers upon the Company in any manner authorized by the laws of any such jurisdiction.

Section 7.05. Immunity. To the extent the Company may be entitled in any jurisdiction to claim for itself or its assets immunity in respect of its obligations under this Agreement or the Subscription Agreement from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction that immunity (whether or not claimed) may be attributed to it or its assets, the Company irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted now or in the future by the laws of such jurisdiction.

Section 7.06. Announcements / Confidentiality.

(a)     The Company may not represent any Investor’s views on any matter, or, except to the extent required by law or regulation (including, but not limited to, SEC, Nasdaq and JSE Limited rules), use any Investor’s name in any written material provided to third parties, without such Investor’s prior written consent.

(b)     The Company shall not:

(i)	disclose any information either in writing or orally to any Person which is not a party to this Agreement; or

(ii)	make or issue a public announcement, communication or circular,

about the Investors Subscription or the subject matter of, or the transactions referred to in, this Agreement or the Subscription Agreement, including by way of press release, promotional and publicity materials, posting of information on websites, granting of interviews or other communications with the press, or otherwise, other than: (A) to such of its officers, employees and advisers as reasonably require such information in connection with the Investors Subscription or to comply with the terms of this Agreement or the Subscription Agreement; (B) to the extent required by law or regulation (including SEC, Nasdaq and JSE Limited rules); (C) to the extent required for it to enforce its rights under this Agreement; and (D) with the prior written consent of each Investor. Before any information is disclosed or any public announcement, communication or circulation made or issued pursuant to this Section 7.06(b), the Company must consult with each Investor in advance about the timing, manner and content of the disclosure, announcement, communication or circulation (as the case may be).

(c)     Each Investor shall hold any Confidential Information it receives from the Company in confidence, and (for so long as it remains Confidential Information) shall not without the consent of the Company reveal any Confidential Information to any Person other than such Investor’s directors, officers, employees, attorneys, independent registered public accounting firm, rating agencies, contractors and consultants (including, without limitation, technical and financial advisors) who need to know such information in connection with the performance of their duties for such Investor. The Investors agree that money damages would not be a sufficient remedy for any breach of the confidentiality obligation contained herein and that the Company shall have the right to seek equitable relief, including injunction and specific performance, as a remedy for any such breach or threat thereof, subject to the privileges and immunities contained in IFC’s Articles of Agreement, international treaties and Applicable Law. Such remedies shall not be deemed to be the exclusive remedies for a breach of such confidentiality provisions and shall be in addition to all other remedies available at law or in equity to the Company.

Section 7.07. Successors and Assigns. This Agreement binds and benefits the respective successors and assignees of the parties. However, (i) the Company may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of each Investor and (ii) no Investor may assign, transfer or delegate any of its rights or obligations under this Agreement other than to (x) one of the other Investors, (y) an Affiliate of such Investor or (z) any Person (other than those in sub-clauses (x) and (y)) without the prior written consent of the Company.

Section 7.08. Amendments, Waivers and Consents. Any amendment or waiver of, or any consent given under, any provision of this Agreement shall be in writing and, in the case of an amendment, signed by all of the parties hereto.

Section 7.09. Counterparts. This Agreement may be executed in several counterparts, each of which is an original, but all of which constitute one and the same agreement.

Section 7.10. Costs, Expenses and Third Party Claims. The Company shall (a) pay to the Investors or as the Investors may direct the reasonable and documented costs and expenses incurred by any Investor in relation to efforts to enforce or protect its rights under this Agreement, or the exercise of its rights or powers consequent upon or arising out of any breach of this Agreement, including reasonable and documented legal and other professional consultants’ fees, if the Investors are successful in whole or in part, and (b) shall indemnify, defend and hold harmless each Investor and its Affiliates from, against and in respect of any damages, losses, charges, liabilities, claims, payments, judgments, settlements, assessments, and costs and expenses (including attorneys’ fees, charges and disbursements) imposed on, sustained, incurred or suffered by, or asserted against such Investor or its Affiliates arising out of, in connection with, or related to any actual or prospective third party claim, litigation, investigation or proceeding relating to (x) any breach by the Company of any of its obligations under the Transaction Documents or (y) the gross negligence, willful misconduct or fraudulent acts of the Company or its directors, officers or employees in connection with any transaction contemplated thereby.

Section 7.11. Entire Agreement. This Agreement, together with the Subscription Agreement, supersedes all prior discussions, memoranda of understanding, agreements and arrangements (whether written or oral, including all correspondence and that certain Confidentiality Agreement between the parties dated September 24, 2015), if any, between the parties with respect to the subject matter of this Agreement, and this Agreement (together with any amendments or modifications and the other Transaction Documents) contains the sole and entire agreement between the parties with respect to the subject matter of this Agreement and the other Transaction Documents.

Section 7.12. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any law from time to time: (a) such provision will be fully severable;

(b)     this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Agreement to be signed in their respective names as of the date first written above.

NET 1 UEPS TECHNOLOGIES, INC.

By:	/s/ Serge C.P. Belamant
Name: Serge C.P. Belamant
Title: Chief Executive Officer

INTERNATIONAL FINANCE CORPORATION

By:	/s/ Atul Mehta
Name: Atul Mehta
Title: Global Head

IFC AFRICAN, LATIN AMERICAN AND CARIBBEAN FUND, LP

By: IFC African, Latin American and Caribbean Fund (GP) LLC,
its general partner

By:	/s/ Eileen M. Fargis
Name: Eileen M. Fargis
Title: Authorized Signatory

IFC FINANCIAL INSTITUTIONS GROWTH FUND, LP

By: IFC FIG Fund (GP), LLP, its general partner

By:	/s/ Timothy M. Krause
Name: Timothy M. Krause
Title: Authorized Signatory

AFRICA CAPITALIZATION FUND, LTD.

By:	/s/ Sheref Zurga
Name: Sheref Zurga
Title: Director

Signature Page – Policy Agreement

ANNEX A

ANTI-CORRUPTION GUIDELINES FOR
IFC TRANSACTIONS

The purpose of these Guidelines is to clarify the meaning of the terms “Corrupt Practice”, “Fraudulent Practice”, “Coercive Practice”, “Collusive Practice” and “Obstructive Practice” in the context of the Investors’ operations.

1.	CORRUPT PRACTICES

A “Corrupt Practice” is the offering, giving, receiving or soliciting, directly or indirectly, of anything of value to influence improperly the actions of another party.

INTERPRETATION

A.

Corrupt Practices are understood as kickbacks and bribery. The conduct in question must involve the use of improper means (such as bribery) to violate or derogate a duty owed by the recipient in order for the payor to obtain an undue advantage or to avoid an obligation. Antitrust, securities and other violations of law that are not of this nature are excluded from the definition of Corrupt Practices.

B.

It is acknowledged that foreign investment agreements, concessions and other types of contracts commonly require investors to make contributions for bona fide social development purposes or to provide funding for infrastructure unrelated to the project. Similarly, investors are often required or expected to make contributions to bona fide local charities. These practices are not viewed as Corrupt Practices for purposes of these definitions, so long as they are permitted under local law and fully disclosed in the payor’s books and records. Similarly, an investor will not be held liable for corrupt or fraudulent practices committed by entities that administer bona fide social development funds or charitable contributions.

C.

In the context of conduct between private parties, the offering, giving, receiving or soliciting of corporate hospitality and gifts that are customary by internationally- accepted industry standards shall not constitute Corrupt Practices unless the action violates Applicable Law.

D.

Payment by private sector persons of the reasonable travel and entertainment expenses of public officials that are consistent with existing practice under relevant law and international conventions will not be viewed as Corrupt Practices.

E.

The World Bank Group[1] does not condone facilitation payments. For the purposes of implementation, the interpretation of “Corrupt Practices” relating to facilitation payments will take into account relevant law and international conventions pertaining to corruption.

_____________________________________
1      The “World Bank” is the International Bank for Reconstruction and Development, an international organization established by Articles of Agreement among its member countries and the “World Bank Group” refers to the International Bank for Reconstruction and Development, the International Development Association, the International Finance Corporation, the Multilateral Investment Guarantee Agency, and the International Centre for Settlement of Investment Disputes.

2.	FRAUDULENT PRACTICES

A “Fraudulent Practice” is any action or omission, including a misrepresentation that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial or other benefit or to avoid an obligation.

INTERPRETATION

A.

An action, omission, or misrepresentation will be regarded as made recklessly if it is made with reckless indifference as to whether it is true or false. Mere inaccuracy in such information, committed through simple negligence, is not enough to constitute a “Fraudulent Practice” for purposes of this Agreement.

B.

Fraudulent Practices are intended to cover actions or omissions that are directed to or against a World Bank Group entity. It also covers Fraudulent Practices directed to or against a World Bank Group member country in connection with the award or implementation of a government contract or concession in a project financed by the World Bank Group. Frauds on other third parties are not condoned but are not specifically sanctioned in IFC, Multilateral Investment Guarantee Agency, or Partial Risk Guarantee operations. Similarly, other illegal behavior is not condoned, but will not be considered as a Fraudulent Practice for purposes of this Agreement.

3.	COERCIVE PRACTICES

A “Coercive Practice” is impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the property of the party to influence improperly the actions of a party.

INTERPRETATION

A.

Coercive Practices are actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice.

B.

Coercive Practices are threatened or actual illegal actions such as personal injury or abduction, damage to property, or injury to legally recognizable interests, in order to obtain an undue advantage or to avoid an obligation. It is not intended to cover hard bargaining, the exercise of legal or contractual remedies or litigation.

4.	COLLUSIVE PRACTICES

A “Collusive Practice” is an arrangement between two or more parties designed to achieve an improper purpose, including to influence improperly the actions of another party.

INTERPRETATION

Collusive Practices are actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice.

5.	OBSTRUCTIVE PRACTICES

An “Obstructive Practice” is (i) deliberately destroying, falsifying, altering or concealing of evidence material to the investigation or making of false statements to investigators, in order to materially impede a World Bank Group investigation into allegations of a Corrupt Practice, Fraudulent Practice, Coercive Practice or Collusive Practice, and/or threatening, harassing or intimidating any party to prevent it from disclosing its knowledge of matters relevant to the investigation or from pursuing the investigation, or (ii) an act intended to materially impede the exercise of IFC’s access to contractually required information in connection with a World Bank Group investigation into allegations of a Corrupt Practice, Fraudulent Practice, Coercive Practice or Collusive Practice.

INTERPRETATION

Any action legally or otherwise properly taken by a party to maintain or preserve its regulatory, legal or constitutional rights such as the attorney-client privilege, regardless of whether such action had the effect of impeding an investigation, does not constitute an Obstructive Practice.

GENERAL INTERPRETATION

A person should not be liable for actions taken by unrelated third parties unless the first party participated in the prohibited act in question.

ANNEX B

FORM OF ANNUAL MONITORING REPORT
INTERNATIONAL FINANCE CORPORATION

•	ENVIRONMENTAL AND SOCIAL PERFORMANCE
ANNUAL MONITORING REPORT (AMR)

South Africa

Net 1 UEPS Technologies, Inc.

37402

REPORTING PERIOD: (month/year) through (month/year)

AMR COMPLETION DATE: (day/month/year)

Environment and Social Development Department
2121 Pennsylvania Avenue, NW
Washington, DC 20433 USA
www.ifc.org/enviro

•	INTRODUCTION

The Annual Monitoring Report

The Investors’ Policy Agreement requires the Company to prepare a comprehensive Annual Monitoring Report (AMR) for all of the Company’s relevant facilities and operations. This document comprises the Investors’ and the Company’s agreed format for environmental and social performance reporting. The AMR informs the Investors’ Environment and Social Development Department about the environmental and social state of the investment.

•	Preparation Instructions

The following points should assist you in completing this form. Please be descriptive in your responses and attach additional information as needed.

•	The Investors’ Policy Agreement requires the Company to complete and submit annual environmental and social monitoring reports in compliance with the schedule stipulated in the Policy Agreement.
•	The Company must collect relevant information in all of its relevant operations, and report qualitative and quantitative project performance data each year of the Investors’ investment for the environmental and social monitoring parameters included in this report format.
•	The main purpose of completing this form is to provide the following information:

1.	Environmental and Social Management
2.	Occupational Health and Safety (OHS) Performance
3.	Significant Environmental and Social Events
4.	General Information and Feedback
5.	Sustainability of Project and Associated Operations
6.	Compliance with World Bank Group and local environmental requirements as specified in the Investment Agreement
7.	Compliance with World Bank Group and local social requirements as specified in the Investment Agreement
8.	Data Interpretation and Corrective Measures

Specialist Contact Information

If you have any questions regarding the AMR or wish to discuss its completion, please contact the following Investment Officer or Environmental Specialist.

Investment Officer	Name: Henrik Blaeute Telephone Number: In U.S.A., 202 473-6154 Email HBlaeute@ifc.org	Environment Specialist	Name: Jeff Anhang Telephone Number: In U.S.A., 202 473-3591 Email JAnhang@ifc.org

•	1 ENVIRONMENTAL AND SOCIAL MANAGEMENT

1.1 AMR Preparer

To be completed by the Company authorized representative	Name and Title: Phone: Email:
Company Information	The Company office physical address: The Company web page address:

I certify that the data contained in this AMR completely and accurately represents the Company operations during this reporting period. I further certify that analytical data summaries2 incorporated in Section 6 are based upon data collected and analyzed in a manner consistent with the applicable IFC Environmental Health, & Safety (EHS) Guidelines.

The Company Employee Name	Signature

________________________
2 Raw analytical data upon which summaries are based should not be submitted with this AMR but must be preserved by the Company and presented to each Investor upon request.

1.2 Environmental Responsibility Chart

Name below the individual(s) in the Company who hold(s) responsibility for environmental and social performance (e.g. Environment Manager, Occupational Health and Safety Manager, Community Relations Manager) for all relevant Company Operations and give their contact information (Name, Address, Telephone Number, E-mail Address).

1.3 Summary of Current Operations

Describe any significant changes since the last report in the company or in day-to-day operations that may affect environmental and social performance. Describe any management initiatives (e.g. ISO 14001, ISO 9001, OHSAS 18001, SA8000, or equivalent Quality, Environmental and Occupational Health and Safety certifications). Attach summary reports, if relevant.

Provide the following information

	Brief outcome description	Indicator
Financial Performan	Returns to all capital providers	Annual ROE
Economic Performacence	Returns to Society	Annual ERR
	Access to Financial Services	Number of EPE Transaction Accounts
Environm ental and Social Performance	Development of ESMS in compliance with IFC policy requirements	ESMS in place (yes / no)

Definitions:

Annual ROE is calculated as net income for the most recent year divided by average equity(average between the most recent year and the previous year)
-	Annual ERR is calculated as net income for the most recent year adjusted for costs and benefits to the society as a whole (such as taxes paid) divided by average equity (average between the most recent year and the previous year)
-	EPE Transaction Accounts are the EasyPay Everywhere accounts offered by the Company in South Africa
-	ESMS refers to “S&E Management System” as defined by the Policy Agreement

•	2 OCCUPATIONAL HEALTH AND SAFETY PERFORMANCE (OHS)

The Company is required to monitor, record, and report OHS incidents at all its facilities throughout the reporting period.

2.1 Host Country Compliance

Please list any reports submitted to Host Country authorities, e.g. on pharmaceutical safety, OHS, fire and safety inspections, compliance monitoring, emergency exercises, as well as comments received and corrective actions taken. Monitoring and inspections from authorities with subsequent actions taken shall also be summarized and reported.

2.2 Incident Statistics Monitoring

Please report on incidents during the reporting year. Contractor employees are required to adhere to comparable occupational health and safety standards. Expand or shrink the tables as needed.

1.	Incident Summary

	This reporting period		Reporting period- 1 year ago		Reporting period- 2 years ago
• Report TOTAL #s for each parameter	Company employees	Contractor employees	Company employees	Contractor employees	Company employees	Contractor employees
Employees
Man-hours worked
Fatalities
Non-fatal injuries[3]
Lost workdays[4]
Vehicle collisions[5]
Incidence[6]

2.	Fatality details for this reporting period

State whether fatality was of a The Company employee or a contractor employee	Time of death after accident (e.g. immediate, within a month, within a year)	Cause of fatality	Corrective measures to prevent reoccurrence

__________________________________________
3 Incapacity to work for at least one full workday beyond the day on which the accident or illness occurred.

4 Lost workdays are the number of workdays (consecutive or not) beyond the date of injury or onset of illness that the employee was away from work or limited to restricted work activity because of an occupational injury or illness.

5 Vehicle Collision: When a vehicle (device used to transport people or things) collides (comes together with violent force) with another vehicle or inanimate or animate object(s) and results in injury (other than the need for First Aid) or death.

6 Calculate incidence using the following equation: incidence= total lost workdays/ 100,000 man-hours worked.

Use the total lost workdays to calculate the incidence for this reporting period, reporting periods 1 year ago and 2 years ago, as required above.

State whether fatality was of a The Company employee or a contractor employee	Time of death after accident (e.g. immediate, within a month, within a year)	Cause of fatality	Corrective measures to prevent reoccurrence

3.	Fatality details for this reporting period

State whether fatality was of a The Company employee or a contractor employee	Time of death after accident (e.g. immediate, within a month, within a year)	Cause of fatality	Corrective measures to prevent reoccurrence

4.	Non-fatal injuries details for this reporting period

State whether non- fatal injury was of a The Company employee or a contractor employee	Total workdays lost	Description of injury	Cause of accident	Corrective measures to prevent reoccurrence

5.	Training[7] for this reporting period

State whether training involved The Company employees or contractor employees	Description of training	Number of employees that attended

__________________________________________
7 Company personnel should be trained in environmental, health and safety matters including accident prevention, safe lifting practices, the use of Material Safety Data Sheets (MSDS), proper control and maintenance of equipment and facilities, personal protective equipment (PEP), emergency response, etc., as needed.

2.3 Significant OHS Events

If applicable, please explain any significant Occupational Health and Safety events not covered in the above OHS tables. This section could cover issues relating to road safety or activity of security guards, for example.

•	3 SIGNIFICANT ENVIRONMENTAL AND SOCIAL EVENTS

The Company personnel are required to report all environmental and social events8 at all its facilities that may have caused damage; caused health problems; attracted the attention of outside parties; affected project labor or adjacent populations; affected cultural property; and/or Company liabilities. Attach photographs, plot plans, newspaper articles and all relevant supporting information that the Investors will need to be completely familiar with the incident and associated environmental and social issues.

Please report on the following topics, expanding or collapsing the table where needed.

Date of event	Event description	Affected people/environment	Reports sent to the Investors and/or local regulatory agencies	Corrective actions (including cost and time schedule for implementation)

•	4 GENERAL INFORMATION AND FEEDBACK

Provide any additional information including the following:

1.	Describe print or broadcast media attention given to the Company during this reporting period related to Environmental, Social or Health and Safety performance of the Company.

2.	Describe interactions with non-governmental organizations (NGOs) or public scrutiny of the Company.

3.

Describe any Company public relations efforts in the context of communicating environmental, social and safety aspects of the Company’s operations to external interested parties (e.g. establishment of a web page, sponsorship events, etc.).

__________________________________________
8 Examples of significant incidents follow. Fire; fatalities; ecological damage/destruction; legal/administrative notice of violation; penalties, fines, or increase in pollution charges; negative media attention; labor unrest or disputes.

•	5 SUSTAINABILITY OF PROJECT AND ASSOCIATED OPERATIONS

The Investors have developed a framework to help assess the development impacts of their investments. Many of their projects take on initiatives, develop processes, or install equipment that exceeds the Investors’ environmental and social requirements. This framework permits the Investors to rate project performance in various areas. Over the past year, has the Company made any changes to operations or participated in any efforts that have impacted the Company in the following areas?

[ ]	Implemented an environmental and social management system (if not already established)
[ ]	Published an environment/sustainability or a corporate social responsibility report (please send copy or provide web link)
[ ]	Established formal and regular consultation with local community and other stakeholders
[ ]	Decreased use of resources, increased emission controls, or increased by-product recycling
[ ]	Worked to improve local supplier relationships or provided technical assistance to suppliers
[ ]	Programs to benefit the local community
[ ]	Employee programs - training, health, safety

If so, please offer details so we can assess your performance beyond our compliance criteria.

ANNEX C

MINIMUM INSURANCE REQUIREMENTS

The insurances required to be arranged by the Company are those customarily expected of a similarly situated prudent public company, including but not limited to the following:

1.	Crime insurance with cover to include, without limitation, the following:

(a)	Infidelity of employees;
(b)	Forgery or alteration; and
(c)	Electronic and computer crime;

2.	Cyber Insurance with cover including cyber liability and business interruption;

3.	Professional Liability / Errors and Omissions;

4.	Business Continuity plan;

5.	Directors and Officers Liability with worldwide coverage as required by the Investors; and

6.	All insurances required by Applicable Law.

ANNEX D

List of Developing or Emerging Market Countries in which the Proceeds Must be Used

AFGHANISTAN	GHANA	OMAN
ALBANIA	GRENADA	PAKISTAN
ALGERIA	GUATEMALA	PALAU
ANGOLA	GUINEA	PANAMA
ARGENTINA	GUINEA-BISSAU	PAPUA NEW GUINEA
ARMENIA	GUYANA	PARAGUAY
AZERBAIJAN	HAITI	PERU
BAHAMAS, THE	HONDURAS	PHILIPPINES
BANGLADESH	HUNGARY	POLAND
REPUBLIC OF SOUTH
AFRICA
BARBADOS	INDIA	ROMANIA
BELIZE	INDONESIA	RWANDA
BENIN	IRAN, ISLAMIC REPUBLIC OF	SAMOA
BHUTAN	IRAQ	SAO TOME AND PRINCIPE
BOLIVIA	ISRAEL	SAUDI ARABIA
BOSNIA AND
HERZEGOVINA	JORDAN	SENEGAL
BOTSWANA	KAZAKHSTAN	SERBIA
BRAZIL	KENYA	SIERRA LEONE
BURKINA FASO	KIRIBATI	SINGAPORE
BURUNDI	KOREA, REPUBLIC OF	SLOVAK REPUBLIC
CABO VERDE	KOSOVO	SOLOMON ISLANDS
CAMBODIA	KYRGYZ REPUBLIC	SOMALIA
LAO PEOPLE'S DEMOCRATIC
CAMEROON	REPUBLIC	SOUTH SUDAN
CENTRAL AFRICAN
REPUBLIC	LEBANON	SRI LANKA
CHAD	LESOTHO	ST. KITTS AND NEVIS
CHILE	LIBERIA	ST. LUCIA
ST. VINCENT AND THE
CHINA	LIBYA	GRENADINES
MACEDONIA, FORMER YUGOSLAV
COLOMBIA	REPUBLIC OF	SUDAN
COMOROS	MADAGASCAR	SWAZILAND
CONGO, DEMOCRATIC
REPUBLIC OF	MALAWI	SYRIAN ARAB REPUBLIC
CONGO, REPUBLIC OF	MALAYSIA	TAJIKISTAN
COSTA RICA	MALDIVES	TANZANIA
COTE D'IVOIRE	MALI	THAILAND
CROATIA	MARSHALL ISLANDS	TIMOR-LESTE
CYPRUS	MAURITANIA	TOGO
CZECH REPUBLIC	MAURITIUS	TONGA

DJIBOUTI	MEXICO	TRINIDAD AND TOBAGO
MICRONESIA, FEDERATED STATES
DOMINICA	OF	TUNISIA
DOMINICAN REPUBLIC	MOLDOVA	TURKEY
ECUADOR	MONGOLIA	TUVALU
EGYPT, ARAB REPUBLIC
OF	MONTENEGRO	UGANDA
EL SALVADOR	MOROCCO	UKRAINE
EQUATORIAL GUINEA	MOZAMBIQUE	UZBEKISTAN
ERITREA	MYANMAR	VANUATU
ETHIOPIA	NEPAL	VIETNAM
FIJI	NICARAGUA	YEMEN, REPUBLIC OF
GABON	NIGER	ZAMBIA
GAMBIA, THE	NIGERIA	ZIMBABWE
GEORGIA

SCHEDULE 1

FORM OF LETTER TO COMPANY’S AUDITORS

[Letterhead of the Company]

[Date]

[NAME OF AUDITORS]
[ADDRESS]

IFC Investment No. 37402
Letter to Auditors

Ladies and Gentlemen:

We hereby authorize and instruct you to give to International Finance Corporation, 2121 Pennsylvania Avenue, N.W., Washington, D.C. 20433, United States of America (“IFC”), IFC African, Latin American and Caribbean Fund, LP, 2121 Pennsylvania Avenue, N.W., Washington, D.C. 20433, United States of America (“ALAC”), IFC Financial Institutions Growth Fund, LP, 2121 Pennsylvania Avenue, N.W., Washington, D.C. 20433, United States of America (“FIG”) and Africa Capitalization Fund, Ltd., 2121 Pennsylvania Avenue, N.W., Washington, D.C. 20433, United States of America (“AFCAP” and, together with IFC, ALAC and FIG, the “Investors”), all such information as any Investor may reasonably request with regard to the financial statements (both audited and unaudited), accounts and operations of the undersigned company. We have agreed to supply that information and those statements under the terms of a Policy Agreement, dated April 11, 2016, by and among the undersigned company and the Investors named therein (the “Policy Agreement”). For your information we enclose a copy of the Policy Agreement.

We understand that any such information request will be evaluated with reference to the relevant auditing standards, laws and your formal policy and may be declined on these grounds. Should any request be declined, please provide the requesting Investor and the Company with a written explanation containing the reasons for your decision. We hereby agree to execute any customary indemnity and/or engagement letter you may require in advance of your providing to the Investors any information they may request.

For our records, please ensure that you send to us a copy of every letter that you receive from the Investors immediately upon receipt and a copy of each reply made by you immediately upon the issue of that reply.

Yours faithfully,

NET 1 UEPS TECHNOLOGIES, INC.

By:
Name:
Title: [Authorized Representative]

Enclosure: Policy Agreement

cc:	Director, TMT, Venture Capital & Funds International Finance Corporation 2121 Pennsylvania Avenue, N.W.

Washington, D.C. 20433
United States of America

SCHEDULE 2

ACTION PLAN

Net1 – Environmental and Social Action Plan (ESAP)

PS/Action Item	Due Date
PS1: At least one qualified person will be nominated to be an Environmental and Social (E&S) coordinator for the Company.	Subscription Date (as defined in the Subscription Agreement)

PS1: Provision and implementation of E&S policies and procedures satisfactory to each Investor, consistent with IFC Performance Standards and IFC Telecommunications Guidelines – to integrate pollution control, waste management, rehabilitation activities, road safety, emergency preparedness, life and fire safety, and monitoring/reporting, especially regarding the development, installation, operation, maintenance and repair of the Company’s stationary and mobile ATMs and associated vehicle fleet.

90 days after the Subscription Date or May 15, 2016 (whichever comes first)

PS2: Provision and implementation of policies and procedures satisfactory to each Investor, consistent with IFC Performance Standards – to ensure that workers are provided a safe and healthy work environment, including provision of appropriate training and equipment and reporting on key health and safety statistics.

30 days after Subscription Date or May 15, 2016 (whichever comes first)

PS3: Provision and implementation of policies and procedures satisfactory to each Investor, consistent with IFC Performance Standards – to provide for waste management consistent with Section 1.6 of the World Bank Group General EHS Guidelines, and to provide for screening of automotive service providers for any significant environmental, health and safety concerns, including potential use of harmful child labor.

30 days after Subscription Date or May 15, 2016 (whichever comes first)

SCHEDULE 3

FORM OF PUT NOTICE

[DATE]

VIA ELECTRONIC EMAIL AND COURIER

Net 1 UEPS Technologies, Inc.
President Place, 4th Floor,
Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg 2196, South Africa
Attention:	Serge C.P. Belamant, Chief Executive Officer

Ladies and Gentlemen,

Re: Put Notice - IFC Investment Number 37402

1.      Please refer to the Policy Agreement dated April 11, 2016 (the “Policy Agreement”), by and among Net 1 UEPS Technologies, Inc. (the “Company”), International Finance Corporation (“IFC”), IFC African, Latin American and Caribbean Fund, LP (“ALAC”), IFC Financial Institutions Growth Fund, LP (“FIG”) and Africa Capitalization Fund, Ltd., 2121 Pennsylvania Avenue, N.W., Washington, D.C. 20433, United States of America (“AFCAP” and, together with IFC, ALAC and FIG, the “Investors”). Unless otherwise defined in this notice, capitalized terms defined in the Policy Agreement have the same defined meaning wherever used in this Put Notice.

2.      Without prejudice to the undersigned Investor’s rights under the Transaction Documents, in accordance with the provisions of Section 4.01 (The Put Option) of the Policy Agreement, the undersigned Investor hereby exercises the Put Option by delivery of this Put Notice.

3.      The Put Shares are all of the Investor Shares owned by the undersigned Investor that were either purchased pursuant to the Subscription Agreement or pursuant to Section 3.06 (Preemptive Rights) of the Policy Agreement, and any Equity Securities issued by way of stock split or stock dividend on such Investor Shares.

4.      The Put Price is [•] ($[•]) based on a Put Price Per Share of [•] ($[•]), calculated in accordance with the methodology set forth in the Policy Agreement and annexed to this Put Notice.

5.      The Settlement Date shall be [date].

6.      On the Settlement Date, the purchase and sale of the Put Shares shall be effected and:

(i)

the Put Price shall be paid by the Company no later than 1:00 PM (New York) to the following account: [_____________________], for credit to the undersigned Investor’s account number – Reference: project ID# [      ] – Put Proceeds; and

(ii)	the undersigned Investor shall, after receipt of the Put Price, transfer the Put Shares to the Company.

7.      Notwithstanding the delivery to the Company of this Put Notice by the undersigned Investor and the exercise of the Put Option pursuant hereto, and without prejudice to the terms and conditions and any other rights the undersigned Investor has under the Policy Agreement or any other Transaction Document, pursuant to Section 4.01 (e) of the Put Option Agreement if the undersigned Investor delivers to the Company, before the Settlement Date, a written notice of withdrawal of this Put Notice, then, immediately thereupon and with no further action by the undersigned Investor or the Company, this Put Notice and the Put Option exercise the subject of this Put Notice shall be deemed for all purposes to be withdrawn by the undersigned Investor and cancelled as if this Put Notice and its related exercise of the Put Option had not been exercised.

[8.      The undersigned Investor hereby certifies that it does not have any agreement, arrangement or understanding, directly or indirectly, with the Person(s) who have made the Bona Fide Offer to the Company in respect of which this Put Option is being exercised.]9

Yours truly,

[Name of Investor]

______________________
[AUTHORIZED SIGNATORY]

__________________________________________
9 To be included if Put Notice is being delivered in respect of a Plan Put Trigger Event.